UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement
Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FIRST MCMINNVILLE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DEFINITIVE PROXY STATEMENT
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
Dear Shareholder:
     You are cordially invited to attend the Special Meeting of Shareholders of First McMinnville Corporation to be held at 5:30 p.m. Central Time, on September 25, 2007, at First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110.
     Your board of directors has decided to ask the shareholders to vote on a proposal that, if approved, would enable First McMinnville Corporation to deregister its shares with the United States Securities and Exchange Commission (“SEC”). That would mean that we would no longer be a “public company.” Your board has made this decision based on cost. The board believes that the costs and expenses of being a “public company” are greater than the actual or perceived benefits of being a “public company” to either the Company or to you, the shareholders. The board of directors has decided to let you vote on the proposals necessary to enable us to deregister our shares.
     This type of transaction is often called a “going-private” transaction. We will call it a “deregistration” transaction. If you approve it, and the board does not later cancel the transaction, then shareholders of record who own 700 or more shares will continue to hold shares of our current class of ordinary common stock and shares held by shareholders of record who own less than 700 shares will be “reclassified” into shares of a new class of common stock (called “Class SD common stock” to reflect its superior ordinary dividend rights). The “SD” is meant to stand for “superior dividend.” In that way, we will reduce the number of shareholders who own our current, registered class of ordinary common stock to below 300 persons and we will be allowed to deregister our shares. As you will see in the following pages, if your shares are subject to reclassification you will have the opportunity if you like to dissent from the transaction and to receive cash for all of your shares. We hope to save between $277,500 and $327,500 per year by deregistering our common stock.
     The proposals recommended by the board of directors to deregister First McMinnville Corporation’s shares are described in this document. It is a long document, but it contains valuable information that you will need to decide on how you want to vote on the board’s recommendation to deregister the Company’s shares. Please read it carefully. We have done our best to use simple and straight forward “Plain English” in our discussion.
     At this important meeting, you will be asked to vote on the following matters:
     1. Amendment to our Charter. To amend our charter to provide that our currently authorized 5,000,000 shares of ordinary common stock can be issued by the board of directors in one

2

DEFINITIVE PROXY STATEMENT
or more classes and series, with or without par value, and with different voting, dividend, distribution, liquidation, and other rights and preferences.
     2. Amendment to our Charter. To amend our charter to authorize and issue up to 200,000 shares of Class SD common stock that will have limited voting rights but a superior ordinary dividend preference of 7% over the existing class of ordinary common stock and parity on extraordinary dividends, all as provided in the proposed charter amendment.
     3. Reclassification of Certain Shares of Common Stock. To approve the reclassification of shares of the Company’s ordinary common stock held by shareholders who own of record, as of the close of the Company’s business on the cut-off date of September 10, 2007, fewer than 700 shares of ordinary common stock into shares of Class SD Common Stock on the basis of one share of Class SD for each share of ordinary common stock. The purpose of this reclassification is to enable the Company to discontinue the registration of our ordinary common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
     4. Adjournment. To adjourn the Special Meeting to solicit additional proxies in the event that the Company has not received a sufficient number of votes to adopt the amendments to the charter and to authorize the reclassification.
     5. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting. (We know of no such other business.)
     In connection with the proposals to amend our charter and to reclassify shares of our ordinary common stock, shares of our existing class of ordinary common stock held by shareholders who own less than 700 shares will be reclassified into shares of Class SD common stock. The reclassification will be made on the basis of one share of Class SD common stock for each share of ordinary common stock held of record on the date that the amendments and reclassification become effective. The purpose of amending our charter and reclassifying our ordinary common stock is to discontinue the registration of our ordinary common stock under the Exchange Act and to no longer be a “public company.”
     If approved at the Special Meeting, the transaction will affect you as follows:

3

DEFINITIVE PROXY STATEMENT

If, on the effective date of the reclassification, you are a shareholder with:	Effect:
700 or more shares of ordinary common stock:	You will continue to hold the same number of shares of ordinary common stock as you held of record before the reclassification became effective.

Less than 700 shares of ordinary common stock:	You will no longer hold shares of ordinary common stock. Instead, you will hold a number of shares of Class SD common stock equal to the same number of shares of ordinary common stock that you held before the reclassification became effective.

Your shares are subject to reclassification:	You will have dissenter’s rights as described in this document.
     The primary effect of this transaction on the Company will be to reduce our total number of record holders of ordinary common stock to fewer than 300 shareholders. If the shareholders approve the proposals contained in this document, we will terminate the registration of our ordinary common stock under federal securities laws and we will no longer be considered a “public company.” Under the federal securities laws, this transaction is a “going private transaction” under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. (We regard this as a “deregistration” transaction and that’s what we call it in this document.)
     We are proposing the amendments to our charter because our board of directors has concluded, after careful consideration, that the costs and other disadvantages associated with being a reporting company with the Securities and Exchange Commission outweigh the advantages. Our reasons for reaching this conclusion are based on the following considerations:
•	We are a “public company” only because we have 500 or more shareholders in a single class of our securities, which is our class of ordinary common stock, and because we have $10 million in total assets, and not because we “chose” to become a “public company.”
•	We incur significant expense annually in making filings with the SEC and in assisting our directors and executive officers to make the filings required of them under Section 16 of the Exchange Act.
•	Since the passage of the Sarbanes-Oxley Act of 2002, we have become aware that the costs of our SEC filings will become far larger than ever before.
•	There are significant administrative burdens on our staff in making our periodic filings with the SEC and these will increase as a result of the Sarbanes-Oxley Act, especially Section 404 of that law (which we may sometimes call “SOX 404”).

•	There are legal and regulatory risks that apply to our officers and directors that would not apply to them if the Company were not a “public company,” although their fiduciary duties will continue to apply to them, as will the responsibilities and potential liability under banking laws, even if the shareholders approve the deregistration transaction.

4

DEFINITIVE PROXY STATEMENT

•	Less than 8% of the shares of our ordinary common stock are owned by shareholders who own fewer than 700 shares. Therefore, the Company is subject to the expenses of and risks of compliance with the Exchange Act and the Sarbanes-Oxley Act because of less than 8% of the shares. About 351 of our shareholders of record own 79,641 shares (7.57%) out of 1,051,524 shares outstanding, and about 250 shareholders of record own 971,883 shares (92.43%).

•	By deregistering and operating as a non-SEC reporting company, we expect to reduce the burden on our management and employees which arises from increasingly demanding and time-consuming SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we and our subsidiary bank, First National Bank of McMinnville, operate.

•	By deregistering and operating as a non-SEC reporting company, we expect that management will have increased flexibility to call meetings of shareholders to consider matters that the board wants the shareholders to approve or which are required by law to be approved by the shareholders, without having to file preliminary and final proxy statements with the SEC and otherwise complying with Regulation 14A of the Exchange Act.

•	Two of the most common benefits attributed to being a “public company” are having shares eligible for listing on exchanges and greater access to public capital markets. We believe that our Company has not benefitted significantly from these presumed benefits of being a “public company.” We are a relatively small bank holding company operating in largely rural markets with a very small number of shareholders and shares that are traded. No active public trading market has developed for our ordinary common stock, and none is expected to develop. Moreover, we have a very small volume of trading in our shares and no broker or dealer makes a market in our shares. We have high levels of capital relative to our peer group and we do not believe that we will need access to public capital markets in the foreseeable future.
•	We do not believe that the benefits of remaining a “public company” are equal to or greater than the costs associated with the costs and administrative burdens of being a public company.
•	We believe that the estimated $108,000 of expenses of a deregistration transaction are appropriate when compared to our anticipated costs of remaining “public.” At present, we estimate our costs of continuing annual compliance with SEC requirements are about $327,500 per year, including an estimated $217,500 in annual costs of complying with Section 404 of the Sarbanes-Oxley Act. In addition, we estimate that our initial costs of complying with SOX 404 will be at least $200,000 and that our ongoing costs of compliance and SEC reporting will increase from year to year.

5

DEFINITIVE PROXY STATEMENT
•	We believe that our shareholders and our Company will be better served by deregistering our shares and reinvesting the money we’d otherwise be spending on complying with federal securities laws into our Company, or paying out greater dividends.
•	As community bankers, we are committed to our shareholders, many of whom are local residents and customers of First National Bank of McMinnville. We would be reluctant to pursue a deregistration transaction that would force any of our shareholders to take cash in place of their shares. However, we have structured this deregistration and reclassification transaction so that all shareholders can still retain an equity interest in the Company, and that no shareholder would be forced to accept cash instead of continuing as a shareholder. In light of cost savings and the reduction of management burdens, and our ability to offer to permit our smaller shareholders to retain an equity interest in the Company, we believe that these deregistration proposals are attractive.
•	We believe that the transaction is fair to all of our unaffiliated shareholders. Shareholders of record with 700 or more shares will keep what they have. Shareholders of record with less than 700 shares will continue to own shares of the Company, will have superior ordinary dividend rights (although very limited voting rights), will be able to participate (if they hold their shares) in any future sale of the Company, and will have the right to dissent and to receive the statutory “fair value” of their shares if they disapprove of the reclassification transaction. It is our intent that, in any sale or merger of the Company, holders of shares of Class SD common stock will receive the same amount, on a per share basis, as holders of our current common stock.
We do not expect the reclassification transaction to adversely affect our operations or the value of our shares. However, all of our shareholders, including unaffiliated shareholders, will lose the presumed benefits of holding shares registered under Section 12 of the Exchange Act.
In the event the proposals to amend our charter and to reclassify our ordinary common stock are adopted and your shares are exchanged for Class SD common stock:
•	you will receive one share of Class SD common stock in place of each share of ordinary common stock that you currently own, and no other consideration;
•	you will hold shares that will receive a 7% premium on ordinary dividends paid on shares of ordinary common stock and that will have parity with shares of ordinary common stock on extraordinary dividends. Thus you will receive $1.07 for every $1.00 paid in ordinary dividends on a share of ordinary common stock and the same amount per share in extraordinary dividends;

6

DEFINITIVE PROXY STATEMENT
•	you will hold shares that may be deemed to be even less liquid than the shares you currently hold because there is no existing recognized trading market for the Class SD common stock and none is expected to develop; and
•	you will receive stock with essentially no voting rights because the only permissible voting will be limited to extraordinary transactions like a merger or share exchange.
     Dissenter’s rights are available to you under Tennessee law if you will be receiving shares of Class SD common stock in the reclassification transaction. You must comply strictly with the rules governing dissenter’s rights. Please read “Dissenter’s Rights” beginning on page 53 of the proxy statement in its entirety for a detailed discussion of your dissenter’s rights, and Appendix B, which contains the dissenter’s rights portion of the Tennessee Business Corporation Act. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenter’s rights.
We plan to estimate the “fair value” of our shares of ordinary common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the “last known trade price” for the ordinary common stock. Because there is no recognized trading market for our shares, and relatively few shares traded, we intend to establish the “last known trade price” as follows: that price will be the average of the last five prices for the purchase of at least 100 shares of our ordinary common stock, as reported to the Company, immediately preceding the filing of our Schedule 13E-3 on May 24, 2007. That price will be exclusive of any amounts paid by the Company in any redemption of our shares and exclusive of any transactions (including stock option exercises) by any executive officer or director of the Company. (That price equals $58.20 per share.) The board may also choose, instead of or in addition to the foregoing, to rely on an independent third party to determine the “fair value” of our shares. There will be federal income tax consequences to shares that dissent and are exchanged for cash. Please refer to “Federal Income Tax Consequences to Shareholders Who Exercise Dissenter’s Rights” starting on page 46. Although there may be tax consequences for others, the board does not think that there will be (although the board has not obtained any legal opinion as to tax matters). Shareholders are encouraged to seek their own tax, accounting, legal and investment advice. See “Material Federal Income Tax Consequences of the Reclassification Transaction” starting on page 45.
     Our board of directors believes the terms of the reclassification transaction are fair and are in the best interest of our shareholders. Our board unanimously recommends that you vote “FOR” the proposals to amend our charter and to reclassify our shares. However, even if approved by the shareholders, our board reserves the right to cancel the deregistration transaction if, based on factors that the board deems appropriate, the board determines that the transaction should be cancelled. Among these factors are the number of shares or shareholders who vote against or dissent from the deregistration (“going private”) transaction.

7

DEFINITIVE PROXY STATEMENT
Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy, by following the instructions set forth on page 61 of the proxy statement.
     On behalf of our board of directors, I would like to express our appreciation for your continued interest in and support of First McMinnville Corporation and First National Bank of McMinnville.

Sincerely,
/s/ Thomas D. Vance
Thomas D. Vance, President & CEO

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendment to our charter, the shares of Class SD common stock, or the reclassification transaction, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated August 23, 2007.

8

DEFINITIVE PROXY STATEMENT
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 25, 2007
     Notice is hereby given that a Special Meeting of Shareholders of First McMinnville Corporation will be held at 5:30 p.m. Central Time on September 25, 2007, in the Board Room of First National Bank of McMinnville, which is located at 200 East Main Street, McMinnville, Tennessee 37110, for the following purposes:
     1. Amendment to our Charter. To amend our charter to provide that our currently authorized 5,000,000 shares of ordinary common stock can be issued by the board of directors in one or more classes and series, with or without par value, and with different voting, dividend, distribution, liquidation, and other rights and preferences.
     2. Amendment to our Charter. To amend our charter to authorize and issue up to 200,000 shares of Class SD common stock that will have limited voting rights but a superior ordinary dividend preference of 7% over the existing class of ordinary common stock and parity on extraordinary dividends, all as provided in the proposed charter amendment.
     3. Reclassification of Certain Shares of Common Stock. To approve the reclassification of shares of the Company’s ordinary common stock held by shareholders who own of record, as of the close of the Company’s business on the cut-off date of September 10, 2007, fewer than 700 shares of ordinary common stock into shares of Class SD Common Stock on the basis of one share of Class SD for each share of ordinary common stock. The purpose of this reclassification is to enable the Company to discontinue the registration of our ordinary common stock under the Securities Exchange Act of 1934, as amended.
     4. Adjournment. To adjourn the Special Meeting to solicit additional proxies in the event that the Company has not received a sufficient number of votes to adopt the amendments to the charter and to authorize the reclassification.
     5. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting as of the time of the Special Meeting or any adjournment thereof.

9

DEFINITIVE PROXY STATEMENT
     Dissenter’s rights. Dissenter’s rights are available to you under Tennessee law if you will be receiving shares of Class SD common stock in the reclassification transaction. Please see the section entitled “Dissenter’s Rights” beginning on page 53 of the accompanying proxy statement for a discussion of the availability of dissenter’s rights and the procedures required to be followed to assert dissenter’s rights in connection with the reclassification.
     Shareholders of record at the close of business on August 15, 2007 are entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment or postponement of the Special Meeting. We will not use discretionary authority granted by proxies that have voted against proposals 1, 2, 3 or 4 to adjourn the Special Meeting in order to solicit additional votes but those proxies (i) voting in favor of proposal 4, (ii) abstaining from the vote and/or (iii) which are unmarked (either completely unmarked or unmarked as to proposal 4) will be voted for adjournment or postponement.
     This proxy statement and form of proxy are first being sent to shareholders on August 23, 2007.

By order of the board of directors
/s/ Cindy Swann
Cindy Swann, Corporate Secretary

YOUR VOTE IS IMPORTANT!
WHETHER YOU EXPECT TO ATTEND THE SPECIAL
MEETING OR NOT, PLEASE COMPLETE, DATE, SIGN,
AND RETURN THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

10

DEFINITIVE PROXY STATEMENT
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
PROXY STATEMENT
FOR A SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.
GENERAL INFORMATION
The Board of Directors of First McMinnville Corporation (“Company” or “First McMinnville”) is soliciting your proxy to vote in favor of the four proposals being submitted to the Company’s shareholders at this Special Meeting of Shareholders of the Company. The board has determined that it is in the best interests of the shareholders for the Company to deregister its shares from the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Exchange Act provides certain benefits for shareholders, including periodic reports that are publicly available from the internet and from the United States Securities Exchange Commission (“SEC”) and also access to detailed proxy materials and annual reports to shareholders. However, the Company’s board has determined that the costs of being a “public company” with stock registered under the Exchange Act are outweighed by the on-going costs of compliance with that law. By deregistering the Company’s shares from the requirements of the Exchange Act, the board believes that it will save money for the Company and, in the long term, benefit the shareholders more than any benefit they will receive from remaining a “public company.”
Your vote is very important. For this reason, the board of directors is requesting that if you are not able to attend the Special Meeting of shareholders, you allow your shares of our ordinary common stock to be represented at the meeting by the proxies named on the enclosed proxy sheet. If you decide to attend, you may revoke your proxy and vote in person at the Special Meeting by following the instructions described on page 61 of this proxy statement. This proxy statement and a form of proxy are first being mailed to all of our shareholders on or about August 23, 2007.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendment to our charter, the shares of Class SD common stock, or the reclassification transaction, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
First McMinnville is the bank holding company that owns the First National Bank of McMinnville, a national bank headquartered in McMinnville, Tennessee. We have tried to make this proxy statement simple and easy to understand. The Securities and Exchange Commission encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively. We will refer to First McMinnville Corporation throughout as “we,” “us,” the “Company” or “First McMinnville”.
SUMMARY OF THE PROPOSED RECLASSIFICATION TRANSACTION
The shares of First McMinnville Corporation’s ordinary common stock are registered under the Securities Exchange Act of 1934. As a result, we are a “public company” with reporting and other obligations under that Act. We must make extensive filings with the SEC and provide detailed information about the Company, our management, our executive compensation, our business, and our corporate governance to shareholders and potential investors. Although there may be a positive benefit to some companies in being “public companies,” our board of directors has decided that the costs of being a “public company” for First McMinnville Corporation are greater than the benefits.
As we will discuss in this proxy statement, we believe that we can save more than $327,500 each and every year, and save an additional, one-time $200,000 expense this year, by getting the shares of our ordinary common stock “deregistered” from the Exchange Act. The cost of that deregistration is about $108,000, but we think that it is worth it.
We are asking the shareholders to approve the proposals that we need to allow us to file the correct papers to deregister with the SEC. To deregister, we must get the number of our shareholders of record in our existing class of ordinary common stock down below 300 and we must not allow any other class of our stock to have as many as 500 holders of record.
The following bullet points are intended to provide shareholders of the Company with an overview of all material matters that are presented in this proxy statement. The bullet points do not contain all of the information that you will need to have to make an informed decision but they contain cross references to the pages where such information begins.

•	The purpose of the proposed deregistration transaction is to permit the Company to deregister its existing class of common stock (“ordinary common stock”) from registration under the Securities Exchange Act of 1934 (see “Special Factors — Overview of the Reclassification Transaction” starting on page 7).

•	The reason that we want to deregister our shares is primarily to save a substantial amount of money this year and in the years to come by not having to pay for the costs of being a “public company.” We believe that we can save between $277,500 and $327,500 each year plus a one-time savings of $200,000 this year by deregistering our shares (see “Special Factors — Background of the Reclassification Transaction” starting on page 8).

•	There are pros and cons related to this proposal (see “Special Factors — Discussions Leading to the Deregistration Proposals” starting on page 9).

•	The background of our decision to seek to deregister our shares is set forth in “Special Factors — Background of the Reclassification Transaction” starting on page 8.

•	We believe the transaction is both substantively and procedurally fair to all of our shareholders, as discussed in “Special Factors — Our Position as to the Fairness of the Reclassification Transaction” starting on page 24. However, we did not obtain a “fairness opinion,” appraisal, valuation, or any other type of independent report or analysis in deciding on fairness issues. Our determination as to fairness is based on the board’s analysis of multiple factors (see “Special Factors — Substantive Fairness”, starting on page 24, and “Special Factors — Procedural Fairness” starting on page 32).

•	The board has the ability in the future to issue one or more classes or series of common stock in the future that may rank in parity with or senior to the shares of ordinary common stock and/or Class SD common stock, as described in “Substantive Fairness — Impact on Unaffiliated Shareholders Owning Less than 700 Shares” starting on page 24, “Substantive Fairness — Impact on Unaffiliated Shareholders Owning 700 or More Shares” (starting on page 28), and “Description of Capital Stock — General Aspects of Class SD Common Stock” starting on page 57.

•	The board has not solicited or obtained any report or recommendation from anyone concerning the proposed reclassification transaction and, to the knowledge of the board, none has been made (see “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration” starting on page 13).

•	The board of directors unanimously recommends the reclassification transaction to all shareholders, including unaffiliated shareholders (see “Special Factors -Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation — Our Position as to the Fairness of the Reclassification Transaction” starting on page 24).

•	As described in “Special Factors — Overview of the Reclassification Transaction” starting on page 7, and “Steps Involved in the Deregistration Process” starting on page 50, the proposed deregistration transaction involves the following steps, all of which require the approval of our shareholders by a majority vote of all of our outstanding shares. We may elect to cancel the entire transaction if all of the steps are not approved (see “Proposals 1, 2 and 3. Amendments to Our Charter and the Reclassification Transaction” starting on page 50):

-	The shareholders must approve a charter amendment that enables the Company’s board of directors to issue common stock in more than one class or series. (Our existing charter provides for only one class of common stock.)

-	The shareholders are being asked to approve the issuance of a new class of common stock, in addition to our existing class of ordinary common stock, to be called Class SD common stock.

-	The shareholders are also being asked to approve the reclassification of our existing class of ordinary common stock with the following effect: Holders of our shares who own 700 or more shares of record as of the Company’s close of business on the cut-off date of September 10, 2007, will continue to hold shares of ordinary common stock. However, holders of our shares who own less than 700 shares of record as of the Company’s close of business on the cut-off date will receive shares of Class SD common stock. Shares of Class SD common stock have extremely limited voting rights but, with respect to ordinary dividends, they are entitled to a 7% premium on dividends paid on shares of ordinary common stock. Thus, for every dollar of ordinary dividends paid on shares of ordinary common stock, shares of Class SD would be entitled to $1.07 in ordinary dividends. Shares of Class SD will have a parity with shares of ordinary common stock with respect to extraordinary dividends. Dividends are not guaranteed, but we have paid $1.75 per share in dividends and we expect to continue that dividend policy for shares of ordinary common stock unless, for legal and regulatory reasons, we are compelled not to do so. (An “Extraordinary dividend” is (a) any cash dividend that exceeds the average of the Company’s net income per share for the preceding three years, or (b) any stock dividend or stock split; and an “ordinary dividend” is any dividend that is not an “extraordinary dividend.”

-	Shares will be reclassified on a one-for-one basis. If your shares are being reclassified into Class SD, you will receive one share of Class SD common stock for each share of ordinary common stock that you currently hold of record. If you own 700 or more shares of common stock at the Company’s close of business on the cut-off date, you will continue to own the same number of shares of ordinary common stock as you currently hold.

-	In the event of a sale of the Company in the future, all shareholders, including those who hold shares of Class SD, will have both the right to vote on and participate in the transaction along with the shares of ordinary common stock and the right to dissent from any such transaction.

•	Holders of shares of our common stock whose shares are subject to reclassification have the right to dissent from the reclassification transaction . There are strict procedural rules that govern dissenters rights and you will have to follow them explicitly. If you think that you may want to dissent, please read both the section “Dissenter’s Rights” starting on page 53 and “Appendix B” very carefully.

•	If the shareholders approve the proposals contained in this document, we will terminate the registration of our common stock under federal securities laws and we will no longer be considered a “public company.” Under the federal securities laws, this transaction is a “going private transaction” under Rule 13e-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). We regard this as a “deregistration” transaction and that’s what we call it in this document. Please refer to “Special Factors — Purposes and Structure of the Reclassification Transaction” starting on page 36.

•	The shares of Class SD will not be registered under the Securities Act of 1933 (the “Securities Act”) or any other law. We believe that the shares of Class SD common stock are exempt from registration under the Securities Act pursuant to Section 3(a)(9) of that law (see “Description of Capital Stock — General Aspects of Class SD Common Stock” starting on page 57).

•	The Company is proposing this transaction. It is not being made by or on behalf of a third party. It does not involve an offer to sell the Company nor is a sale of the Company a part of the Company’s current business plan (see “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration” starting on page 13).

•	There have not been and there are no planned discussions about the sale of the Company (see “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration” starting on page 13).

•	We considered a number of alternatives to this transaction. We considered whether the perceived benefits of remaining a “public company” had a value at least equal to the costs that we expect to save as a result of deregistration. We were advised by our corporate attorney that we could propose a transaction to the shareholders that would have required holders of less than 700 shares to accept cash instead of keeping an equity ownership in the Company. And we considered the effect of a sale of the Company at this time rather than retaining the current ownership structure. As described in “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration”, our board of directors unanimously concluded that the proposed reclassification transaction was a reasonable approach to the cost savings we want to achieve by deregistration and we rejected the other alternatives (see “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration” starting on page 13).

•	Other than the estimated costs of the proposed deregistration transaction, we do not expect to incur significant expenses in this transaction. If shareholders dissent, we expect to use cash on hand or dividends paid to the Company by First National Bank of McMinnville to pay them and any related costs (see “Fees and Expenses” starting on page 50). If the number of shares or shareholders that dissent from the transaction is large, the board of directors may determine to cancel the reclassification transaction (see “Special Factors — The April and May 2007 Meetings of Our Board of Directors” starting on page 12).

•	The Company does not believe that there will be material tax consequences to it or to non-dissenting shareholders. However, if a shareholder dissents, the Company expects there to be tax consequences. We have not obtained an opinion of counsel as to tax consequences, however, and we believe that shareholders should consult their own tax, accounting, and legal advisors concerning the tax impact that they personally may incur, as tax implications can vary from one shareholder to another (see “Material Federal Income Tax Consequences of the Reclassification Transaction,” starting on page 45, and “Federal Income Tax Consequences to Shareholders Who Exercise Dissenter’s Rights” starting on page 46).

•	The number of our shares of common stock owned by members of our board of directors and our executive management, and information about shares acquired by them in the last 60 days before the date of this proxy statement, are set forth in this document. We also include information about shares purchased by the Company in the last two years (see “Market Price of First McMinnville Corporation Common Stock and Dividend Information — Prior Public Offerings and Stock Repurchases” starting on page 74).

•	Members of our board of directors and our staff will help the Company solicit proxies but they will not be compensated for such efforts other than by their usual and ordinary board fees and employee salaries. The Company has not retained, but could later decide to employ, any professional proxy solicitation firm (see “Questions and Answers about the Special Meeting — Who pays for the solicitation of proxies?” starting on page 62).

•	Information about our Company, including information about our directors and executive officers, a discussion of our existing class of ordinary common stock, the market in which our stock is traded and certain historical trading prices, and prior purchases by the Company during the last two years, is set forth in “Executive Officers” (starting on page 63); “Information about the Board of Directors” (starting on page 64); and Description of Capital Stock — Common Stock; Market Price of First McMinnville Corporation Common Stock and Dividend Information” starting on page 73.

•	We are soliciting your proxy. If you send in your proxy, it is revocable (see “Questions and Answers about the Special Meeting — How do I change or revoke my proxy?” starting on page 61). If you think that you want to dissent, please don’t send in a proxy but, rather, send notice to the Company that you intend to exercise your dissenter’s rights before the Special Meeting (see “Dissenter’s Rights” starting on page 53 and Appendix B).

•	Certain financial information is contained in this document that may assist you in understanding the financial impact of the transaction on the Company (see “Unaudited Pro Forma Consolidated Financial Information” starting on page 69).

•	If you need additional copies of this document, or of the proxy sheet that we are enclosing with this document, or if you have questions, please don’t hesitate to contact our President, Tom Vance, at (931) 473-4402.
Please read this entire document carefully as it contains a great deal of information that is intended to assist you in deciding if you should vote for or against the proposed transaction, or if you should dissent from it. If you decide to dissent, you must comply strictly to the procedures for dissenting (see “Dissenter’s Rights” starting on page 53). Because the transactions we are proposing require the affirmative vote of a majority of all of our outstanding shares, if you don’t vote it will have the effect of a vote against reclassification. But, if you plan to dissent, do not vote for reclassification and don’t send in a signed but unmarked proxy.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendment to our charter, the shares of Class SD common stock, or the reclassification transaction, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
SPECIAL FACTORS
Overview of the Reclassification Transaction
This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a Special Meeting at which our shareholders will be asked to consider and vote, among other things, on a proposal to amend our charter. If approved, the amendments will provide for (a) a change in the terms of our existing class of common stock so that it can be issued in one or more classes and series, (b) shareholder ratification of the board’s authorization of a new class of common stock entitled Class SD common stock, and (c) the reclassification of shares of our common stock held by shareholders who own fewer than 700 shares of common stock into shares of Class SD common stock. The reclassification transaction will be made on the basis of one share of Class SD common stock as described above for each share of common stock held.
Record shareholders holding 700 or more shares of common stock before the reclassification transaction will hold the same number of shares of ordinary common stock following the reclassification transaction and record holders of less than 700 shares of common stock will no longer hold ordinary common stock in the Company. We intend, immediately following the effective date of the reclassification transaction, to terminate the registration of our shares of common stock under the Exchange Act.
If approved by our shareholders at the Special Meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU
ARE A RECORD SHAREHOLDER WITH:	THEN, AFTER THE TRANSACTION:
700 or more shares:	Your shares will no longer be eligible for public trading. However, at this time, our shares are not actively traded and no public trading market is expected to develop. This means that brokers will not be able to make a market in our common stock. Sales may continue to be made in privately negotiated transactions.

Fewer than 700 shares:	You will no longer hold shares of our common stock. Instead, you will hold a number of shares of Class SD common stock equal to the same number of shares of common stock that you held before the reclassification transaction, regardless of whether any beneficial owner actually owns as many as 700 shares. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in “street name” through a nominee (such as a bank, broker or other custodian):	Shares held by a broker, trustee or other custodian will be treated exactly as other shareholders. Thus, for example, if a broker holds less than 700 shares, it will receive Class SD common stock, regardless of the number of “beneficial” owners for which it holds shares. Conversely, if a broker holds 700 or more shares, it will continue to hold the same number of shares of ordinary common stock as before the reclassification transaction. If it later distributes shares to the “beneficial” owners, it will distribute the shares that it holds, either common stock or Class SD.
The effects of the reclassification transaction on each group of shareholders are described more fully below under “Effects of the Reclassification Transaction on Shareholders of First McMinnville” beginning on page 40 and the effects on the Company are described more fully below under “Effects of the Reclassification Transaction on Shareholders of First McMinnville — Plans or Proposal” beginning on page 42.
Background of the Reclassification Transaction
When we formed First McMinnville as the bank holding company for First National Bank of

McMinnville in 1984, we became subject to the reporting requirements specified by Section 15(d) of the Exchange Act. From that time, we filed quarterly and annual reports with the SEC, but we were not subject to the proxy and various other requirements applicable to companies that are subject to Section 12 of the Exchange Act. However, we had $10 million in assets and more than 500 holders of our common stock as of December 31, 1999. As a result, we were required to become a fully reporting company under Section 12 and we filed a Form 8-A with the SEC in early 2000 to register our common stock under the Exchange Act. As an SEC-reporting company, we are required to prepare and file with the SEC, among other items, the following:
•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy Statements and related materials as required by Regulation 14A and the Exchange Act; and

•	Current Reports on Form 8-K.

•	In addition, our executive officers and directors became subject to reporting their ownership of our shares under Section 16 of the Exchange Act.

•	Finally, First National Bank of McMinnville was required to register with the SEC as a transfer agent because it acts as the transfer agent for the shares of First McMinnville, a “public company.”
In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs, not including initial or annual ongoing costs of complying with Section 404 of the Sarbanes-Oxley Act, include securities and corporate counsel fees, auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These costs are approximately $110,000 annually and they are summarized starting on page 11.
These registration and reporting related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the Sarbanes-Oxley Act of 2002. SOX 404 did not affect all of the filings that the Company is required to make, but it did significantly increase the costs to the Company of developing internal controls that could be certified by management in its financial statements on a periodic basis and that would be subject to an annual audit by its independent registered certified public accounting firm. The additional costs to the Company and burdens on our staff related to SOX 404 have led the board of directors to the proposals set forth in this proxy statement.
Discussions Leading to the Deregistration Proposals
In August of 2005, our corporate counsel and a member of our independent registered public accounting firm met informally with our executive committee. Our corporate counsel discussed with the committee the pros and cons of engaging in a deregistration transaction like the one we are currently presenting to shareholders. In his judgment, a publicly reporting company must weigh the costs and benefits of retaining its public company status. He acknowledged to the committee that there were perceived benefits to remaining public, including ostensible access to public capital markets, the benefits to investors of having access to detailed information filed under the Exchange Act, including executive compensation and corporate governance disclosures, and the potential of having a public trading market develop in the Company’s common stock.
Contrasted with these benefits, he discussed with the board the costs of compliance with the Exchange Act and those related to the impending need to comply with all of the requirements of the Sarbanes-Oxley Act of 2002, including Section 404 of that law. He had asked the accounting firm to be represented at that meeting to report that firm’s estimate of such expenses from the accounting side, both on an initial and on an on-going basis, and he discussed the probable on-going legal expenses involved in remaining as a public company. The executive committee also discussed the extensive staff time that First McMinnville must expend for on-going Exchange Act compliance and for initial and future Section 404 compliance.
The members of the executive committee generally agreed that, for the present, the Company did not expect to need access to the public capital markets and that it was highly unlikely that a public trading market would ever develop for First McMinnville’s common stock, especially given the relatively small number of shareholders and shares outstanding. The executive committee decided that it would take a wait-and-see approach to deregistration to allow the securities and banking regulators an opportunity to exempt or limit the requirements of Sarbanes-Oxley Act of 2002, especially Section 404 of that law (SOX 404), to be imposed on smaller companies like First McMinnville.
The deadline for compliance with the requirements of SOX 404 has been delayed on several occasions, and an additional one year’s delay for non-accelerated filers like the Company has recently been proposed in Congress. Also, some changes have been proposed concerning the obligations of smaller companies like First McMinnville under Section 404. Historically, the Company had been willing to absorb the annual costs of compliance with the Exchange Act but the perceived costs of compliance with SOX 404 caused members of the Company’s independent audit committee to propose in January of 2007 that the board of directors authorize consideration of a deregistration transaction.
In discussing the possibility of deregistration at its January 2007 regular meeting, the board of directors asked the corporate secretary to report on the percentage of shares owned by shareholders of record at various numerical thresholds. She reported that the Company has 595 shareholders of record. Of these, 351 shareholders own 7.57% of the shares of the Company’s common stock (79,641 out of 1,051,524 shares outstanding) and approximately 250 shareholders own more than 92.43% of the shares (971,883 shares). This information was discussed with our corporate counsel and our independent registered public accounting firm at our regular board meeting in February of 2007. The board members asked questions about the benefits and costs of registration as well as the burdens and expenses of deregistration. In particular, the board members asked about alternative ways that other companies have deregistered their shares and about the process for seeking deregistration.
The board members also asked about estimated dollar costs of remaining as a “public company” as compared to the costs of deregistration. Counsel and the auditors supplied information to the board that anticipated costs to First McMinnville of remaining as a “public company” could be expected to be as set forth in the following table. These annual costs do not include anticipated costs of initial compliance with SOX 404 of $200,000.

		Anticipated Costs	Anticipated Total
Anticipated	Current Exchange	of Compliance with	Annual Costs in the
External Costs	Act Compliance	SOX 404	Future
Independent Auditors	$37,000	$50,000	$87,000
Legal counsel	39,500	500	40,000
Printing and Mailing	15,000	0	15,000
SEC-Filing Costs*	10,000	0	10,000
Consulting	0	25,000	25,000
Total External Costs	$101,500	$75,500	$177,000
Anticipated Internal Costs
Chief Financial Officer / Cashier	$4,000	$80,000	$84,000
Other in-house staff	1,000	40,000	41,000
Training and publications	0	17,000	17,000
Board and Audit Committee Fees	3,500	5,000	8,500
Total Internal Costs	$8,500	$142,000	$150,500
Anticipated Total Costs	$110,000	$217,500	$327,500

*	SEC-filing costs are associated with the costs of putting the Company’s filings into the SEC’s “EDGAR” format.
Although the Company plans to continue to have its financial statements audited in the future and may elect to prepare an annual report for our shareholders, or conduct periodic mailings to shareholders, we expect these costs to be less than approximately $50,000 per year, which is substantially less than our current costs (exclusive of SOX 404 expenditures) of approximately $110,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC and the elimination of most of the legal fees and SEC-filing fees related to our ongoing securities law compliance.
Anticipated One-Time Costs of Complying with SOX 404.
In addition to those annual costs, we estimate saving at least $200,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002 (and especially Section 404 of that law) which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance, and the internal cost of our staff’s time associated with compliance with Section 404.
Anticipated On-Going Costs of Having a Registered Transfer Agent.
If we deregister and First National Bank of McMinnville is then allowed to terminate its status as a transfer agent registered with the SEC, we expect additional annual savings of at least $1,500 to $2,500 per year.
The April and May 2007 Meetings of Our Board of Directors
At the regular meeting of the board of directors in April of 2007, the audit committee reported to the board that it believed that the shareholders of First McMinnville should be allowed to vote upon the issue of reclassifying our common stock in order to deregister the shares from the requirements of the Exchange Act. The committee noted that the shareholders should have the final say in the proposal and that, even if approved by a majority, shareholders who were opposed to the idea could dissent and receive the statutory fair value of their shares. In addition, the proposal as envisioned by the audit committee and management would allow all of the shareholders of First McMinnville, no matter what class of stock they held, to participate equally in any sale of the Company and to vote with respect to any sale of the Company. The issue was discussed as to whether there should be an independent appraisal of the shares but that was not believed to be a necessary expense at this time. The board decided to retain the right to cancel the deregistration transaction at any time, before or after shareholder approval, in its sole discretion. Among other matters, the board wanted to evaluate the number of shares, shareholders, and/or dissenting shares that results from the shareholder vote on the deregistration proposal and to have the right to terminate the transaction at any time before articles of amendment to the charter are filed (which is the time that the reclassification transaction would become effective).
At the regular meeting of the board in April of 2007, the president presented a report to the board based on matters raised by the Company’s corporate counsel and certain estimated cost information prepared by the Company’s independent registered public accounting firm. Based on the president’s report, the board of directors discussed a wide variety of matters, including those in the following paragraphs of this section of this proxy statement.

Reasons for Letting the Shareholders Vote on Deregistration
The reasons that First McMinnville should consider deregistration are based primarily but not entirely on cost. Ongoing costs of complying with the Exchange Act, not including the costs associated with SOX 404, are estimated at approximately $110,000 every year, including the costs of staff time. When the anticipated costs of complying with SOX 404 are added, however, these costs increase to about $327,500 per year plus a one-time cost of initial compliance of an estimated $200,000. These costs include legal fees, accounting fees, consulting fees, website expenses, printing costs, and mailing costs, and the expenses of maintaining a program designed to assist the Company’s executive officers and directors to comply with their reporting requirements under Section 16 of the Exchange Act.
Historically, before SOX 404, the Company was willing to absorb such expenses in view of the fact that there is some perceived advantage to the shareholders to have access to the information that is supplied to them as a result of the Company’s compliance with the reporting requirements of the Exchange Act. Now, however, the board must consider the additional costs and expenses, both external and internal, related to compliance with SOX 404. As is reflected in the table of expenses and the other discussions of costs above, these are large amounts that the board expects will only become greater over time. The board simply does not believe that the benefits of remaining a “public company” to First McMinnville are equal to the anticipated ongoing costs of $327,500 per year that will result from remaining a “public company.” Nor do such benefits merit the Company’s spending $200,000 for initial compliance with SOX 404 (Section 404 of the Sarbanes-Oxley Act). Further, there is significant risk to management as a result of making the certifications required in connection with SOX 404.
The board recognized that there are at least theoretical benefits to being a “public company” with shares registered under Section 12 of the Exchange Act. For example, presumably the Company has greater access to public capital markets, and investors have greater access to information, as a result of the Company’s registration under the Exchange Act, such that it is more likely that an efficient public trading market could develop in the Company’s shares. Contrasted with these perceived benefits, however, are the facts that (1) the Company realistically does not have or need access, and has never availed itself of access, to public capital markets in the customary sense; (2) the Company’s shares are not traded in any established public trading market; and (3) with fewer than 600 shareholders, no such market is likely to develop. In addition, the Company and its subsidiary Bank periodically publish a significant amount of financial information (though not executive compensation or governance information) through filings with their federal regulatory agencies, which information is available to the shareholders and other potential investors on a regular, periodic basis.
The board considered whether it was worth the expense of filings with the SEC with respect to deregistration to submit the deregistration proposal to the shareholders. The board has been advised that the costs of such filings will be approximately $68,000 in legal fees and expenses, $15,000 in accounting fees, and an estimated $25,000 in other costs (such as printing, mailing, and holding a special meeting of shareholders to vote on the deregistration proposals), for a total of approximately $108,000. The board discussed the fact that the costs of submitting the proposal would be less than the cost of one year’s compliance with the Exchange Act. Also, the estimated costs of submitting the deregistration proposal to the shareholders is less than the estimated cost of initial compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
The board considered a number of avenues for achieving deregistration. A common means for lowering the number of shareholders in a particular class below 300 is to engage in a reverse stock split or merger transaction that forces some shareholders to accept cash instead of retaining their equity ownership of Company stock (sometimes called a “cash-out” transaction). It is the sense of the board that the Company should not, at this point, seek to lower the number of shareholders of record below the 300-holder threshold by any type of cash-out transaction. The purpose of the transaction we are proposing is not to eliminate shareholders but to save money. Accordingly, the board has determined that a transaction should be pursued in which the number of shareholders in our existing class of common stock should be reduced below 300, to the extent practicable, but that no shareholders should be forced to accept cash in lieu of shares of the Company.
The board considered whether neutralized voting should be mandated and it has determined that all shareholders, including management and the members of the board of directors, should be allowed to vote. Because of the proposed structure of the transaction, the board does not believe that there is a compelling reason to disenfranchise any group. The transaction is not being structured in such a way as to eliminate any shareholder or group of shareholders from ownership of the Company’s shares.
The board considered whether to appoint a committee of independent directors to oversee the transaction. Because the board is dominated by members who are independent of the Company, the board does not believe that there is a compelling reason to delegate the entire responsibility for this transaction to a committee of independent directors. However, inasmuch as the audit committee has been overseeing the study of this concept for the board of directors, and because all of the members of the audit committee have been determined to be independent within the meaning of the NASD’s Rule 4200(a)(15), the board believes that it is appropriate for the audit committee, with the assistance of the president of the Company, to continue to supervise the proposal on the Company’s behalf, subject to the oversight of the full board of directors.
The board considered whether or not to retain a financial advisor at this time to provide a fairness opinion or appraisal to the shareholders. Because, however, it is not intended that any shareholder be asked to give up her or his ownership of Company securities in some form, and because of the provision that the Company intends to adopt to assure that upon a sale of the Company all shareholders participate equally, it is not believed that a financial advisor or appraiser is needed at this time; provided, that if the audit committee by a majority vote thereof concludes that it is in the best interests of the Company or the shareholders to retain a financial advisor or appraiser, then they shall be authorized so to do. In addition, the audit committee may also choose, but is not required, to retain a financial advisor or external counsel to represent the interests of shareholders of any one or more of the recipients of the proposed new class of limited voting common stock with an “ordinary dividend premium” of 7% as compared to shareholders who continue to hold shares of our existing class of common stock.

The board also considered the question of whether it is in the best interests of the Company and its shareholders, and its other stakeholders (including employees, depositors and customers) to offer the Company for sale. At this time, the board has concluded that the Company has a viable, long-term strategic plan that is expected to enhance the value of the shareholders’ investments and the value of the interests of other stakeholders. Therefore, the board does not believe at this time that a sale of the Company is needed or in the best interests of the shareholders or the other stakeholders. There have been no discussions with any advisor or other person or company concerning a possible sale of the Company at this time, nor has the Company sought a merger partner. The local market at this time has been adversely affected by plant closures and the board believes that the Company’s financial results would not command a premium at this time. By pursuing a plan to diversify the geographic scope of the Company’s operations and to enhance its fee income, the board believes that the returns to shareholders will be enhanced over time and that any ultimate sale of the Company in the future will be preferable to a sale under current conditions.
Draft deregistration materials were presented to the board at the board’s regular meeting in May of 2007. In that meeting, our board again discussed the costs and administrative burdens associated with being a public company as described above. Management also reported that the company receives little tangible benefit in being a publicly reporting company. In particular, earnings are sufficient to support our growth without accessing public market and there is little trading volume in our common stock. Our board of directors discussed these burdens and costs and apparent lack of benefits, and decided that the recurring expense and burden of our SEC-reporting requirements are not cost efficient and that becoming a non-SEC reporting company would allow us to avoid these costs and expenses. Our board concluded that the benefits of being an SEC-reporting company are outweighed by the burden on management and the expense related to the SEC reporting obligations. As a result of the board’s conclusions, our board directed that management explore ways to become a non-SEC reporting company, including the possibility of reducing our number of record shareholders of our existing class of common stock to below 300 in order to terminate our periodic reporting obligations to the SEC.
In reviewing strategic alternatives available to us, our counsel suggested, among other things, reclassifying our common stock in order to reduce our number of record holders to below 300. Counsel noted that many companies simply “cash out” the holders of small numbers of shares by a self-tender, reverse stock split, or “cash-out merger.” However, he indicated that these customary means of deregistration might offend members of a community bank’s markets, and the board agreed. The board was opposed at this time to any “cash out” or other transaction that would force holders of First McMinnville’s shares to take cash instead of stock. The board considered the fact that the Company has only 601 shareholders and that, of these, 351 shareholders own approximately 79,641 shares, which is about 7.57% of our total outstanding shares. Other options that were discussed included merging with a larger institution, acquiring another institution, finding a partner for a merger of equals, as well as remaining independent. It was determined that for the time being we would benefit the most from remaining independent and executing our business plan. Nor do we perceive an important need for access to additional capital. Although management took into account the fact that in the event we are no longer public, our stock could be even less liquid than it is now, the fact is that our stock is not listed or traded on an exchange. Therefore, remaining as a publicly reporting company does not materially enhance the liquidity of our stock. In the meeting, management expressed the opinion that any benefits of retaining public company status are outweighed by the costs associated with that status, especially in light of the fact that SOX 404 costs are currently significant and may increase dramatically over time.
Management also expressed opposition to taking a “cash out” approach because it felt that this approach was less attractive for small shareholders who would be forced out of an ownership position in the Company. The division of stock into more than one class appealed to management because all existing shareholders would have the right to continue to own shares in the Company. Those shareholders whose shares would be reclassified will have the right to dissent from the reclassification and to receive the statutory fair value of their shares. (Please refer to “Dissenter’s Rights” starting on page 53 and to Appendix B.) Once the possibility of utilizing separate stock classes was explored, our board of directors decided to continue with the reclassification initiative.
Other matters discussed by the board with corporate counsel included various structures for deregistration. The board preferred the reclassification approach because it allowed the holders of less than 700 shares to maintain an equity position in the Company or to dissent and take cash instead of shares of Class SD common stock. An equity position in the Company will allow the shareholders to participate and share in any dividends paid by the Company and any profits should a sale of the Company occur. Being a locally owned community banking organization, the primary focus of our shareholder base is the eventual return on investment by means of dividends and, ultimately, a sale or merger. The board believed that these aspects of ownership were more important to most of our shareholders than a liquid market for the purchase and sale of individual shares of our common stock.
At this meeting, the board again considered the potential negative consequences of this transaction to our shareholders, and in particular, the shareholders who would be reclassified into Class SD common stock. The board concluded that there will be benefits and detriments to both shareholders who retain their shares of ordinary common stock and to those whose shares are reclassified into Class SD.
The detriments for holders of less than 700 shares whose shares are reclassified are primarily the following:
•	Such shareholders will lose the right to participate in voting on matters submitted to shareholders, including the election of directors, except in connection with a sale of the Company or as otherwise required by law.

•	Shares of Class SD may be even more illiquid than the current class of ordinary common stock.

•	Potential purchasers of shares of Class SD may seek a discount due to the limited voting rights attributable to those shares.
However, the recipients of shares of Class SD will be entitled to the following positive attributes:

•	Holders of shares of Class SD will continue to have the right to receive dividends as and when declared by the board of directors.

•	Holders of Class SD will have superior dividends rights with respect to ordinary dividends, and they will be entitled to a 7% premium on ordinary dividends over dividends paid on shares of ordinary common stock.

•	Holders of Class SD will have parity with the existing class of ordinary common stock with respect to extraordinary dividends (if any are declared by the board of directors).

•	Holders of Class SD shares will have the right to vote on and participate in, or to dissent from, any future sale of the Company.

•	Holders of Class SD will have the right to participate in any premium for shares of the Company in any future sale of the Company on the same basis as shares of ordinary common stock.

•	The Company will be able to reinvest significant sums derived from cost savings related to deregistration in the operations of First National Bank of McMinnville, which are anticipated to improve the Company’s consolidated performance. Such reinvestment is expected to increase earnings available for dividends and to enhance the value of all of the shares of the Company in the event of a sale of the Company.
The board and executive management believes that the foregoing detriments of the reclassification transaction are no less favorable to the holders of less than 700 shares of record than to holders of 700 or more shares. The reasons are that the transaction is structured in such a way that, in the opinion of the board of directors, shareholders who want to invest in a more liquid stock, or who desire to have the protections of SOX 404 and the Exchange Act, can dissent from the reclassification proposal and obtain cash instead of receiving shares of Class SD common stock (and thus have the cash to invest in another “public company”). Shareholders who choose not to dissent will be able to receive a 7% premium per share on ordinary dividends as compared with holders of the Company’s ordinary common stock, to be treated equally with holders of ordinary common stock in the event that the Company pays “extraordinary” dividends (that is, any cash dividend that exceeds the average of the Company’s net income per share for the preceding three years, or any stock dividend or stock split) and such shares can vote on and participate in (or dissent from) any future sale of the Company. As noted above, the board believes that most of the Company’s shareholders have purchased their shares in order to receive dividend income and to receive some premium on the value of their shares in the event of a sale of the Company. The structure of the proposed deregistration transaction will allow them to do so. After the transaction, the Company will not discriminate between the shares of ordinary common stock and those of Class SD in shares repurchases that it makes in the future, if any, which have historically been made based on trailing month-end book value. In addition, shareholders who so desire can attempt to acquire enough shares of record to avoid reclassification if they so desire. Therefore, shareholders whose shares of record will be subject to reclassification have the right to acquire enough shares to avoid reclassification, to dissent, or to receive shares with a greater ordinary dividend right than those of shares of the Company’s ordinary common stock.
Based on these considerations listed above, the entire board of directors, which is comprised of nine independent directors out of a total of ten, and the Company’s executive management have concluded that the terms of the transaction are no less favorable to holders of less than 700 shares than to those with at least 700 shares. However, the board has not requested, received or reviewed any independent appraisal, analysis or “fairness opinion” to support its decision. Nor has the board or management solicited or received any offers to sell the Company. Based on information provided by management and the independent auditors, the board does not believe that historical or current market prices are predictive of the value of shares of Class SD. The financial information provided to the board indicates that net book value, going concern value, and liquidation values of the shares of Class SD will not be less than the values attributable to shares of the ordinary common stock. In fact, there is reason to believe that shares of Class SD may command a premium over shares of ordinary common stock because of the 7% dividend premium. This is particularly likely for holders of a small number of the Company’s shares in light of the fact that such holders have too few votes to have a significant impact on matters submitted to a shareholder vote.
After discussion of the benefits and detriments of the transaction, and deciding that it is, in the opinion of the board of directors, no less favorable to holders of less than 700 shares as compared with holders of 700 or more shares, the board instructed counsel, with any needed assistance from its independent registered public accounting firm, to proceed with reclassifying our shares of common stock in order to stop being a publicly reporting company. The board’s decision was based on all of the factors discussed above, without any one factor (other than expense) having a predominant weight. Most, but not all of these factors, favored deregistration. However, the board believed that the information on the costs of remaining a “public company” strongly favored deregistration.
The board also considered whether to form a separate independent special committee to evaluate the reclassification transaction. Although the board was of the opinion that no such committee was absolutely necessary, since the board believed that the fact that our board would be treated the same as the other shareholders and that no consideration had been given to the share cut-off number relative to the share ownership of the board members, the board designated the audit committee as its special committee for the reclassification transaction. All of the members of the audit committee are independent within the meaning of the rules of the NASD, which is the independence standard that has been adopted by the board. The board also discussed requiring approval of the transaction by a majority of unaffiliated shareholders and considered the fact that the interests of the shareholders receiving shares of Class SD common stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction. However, because affiliated and unaffiliated shareholders would be treated identically in terms of the approval process of the reclassification transaction, the board believed that was not necessary.
At the May 2007 regular meeting, the board of directors unanimously approved the proposal to amend our charter to allow the issuance of common stock in more than one class or series, to authorize the issuance of up to 200,000 shares of Class SD common stock, and to reclassify our outstanding shares of common stock as described above. It delegated to management, in conjunction with the audit committee and corporate counsel, the authority to determine the cut-off level for dividing the shareholders into classes and for drafting the proper charter amendments. After reviewing the shareholders list, counsel recommended that the cut-off be set at 700 shares held of record. Thus, shareholders holding 700 or more shares of common stock will remain holders of our current class of common stock and holders of common stock holding less than 700 shares of record will be reclassified into holders of Class SD common stock. The approval of the amendments to our charter and the reclassification transaction was based upon the factors discussed above.
Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation
Reasons for the Reclassification Transaction
We were required to register with the SEC under Section 12 in the first 120 days of 2000 because we had more than 500 common stockholders of record in our only class of common stock and $10 million in total assets. As a locally owned community bank the shares of which are not listed on any exchange or traded on any quotation system, we have been financially impacted by the costs associated with being a public company, while not enjoying many, if any, of the benefits customarily associated with being a public company. Notably, 7.57% of our shares are owned by 351 shareholders while 250 shareholders own 92.43% of our shares. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Exchange Act of 1934 made by the Sarbanes-Oxley Act of 2002. The initial reaction to the proposal by the banking industry was that compliance with Section 404 would greatly increase out-of-pocket compliance costs, as well as the time of management, for community banks. The banking industry became concerned about these rules, and began to look for ways to reduce the burdens imposed, while still providing the necessary disclosures that the public and the bank regulators demanded from the industry. In 2005, the bank regulators began highlighting these burdens, especially as they would apply to community banks.
In mid-2005, management, along with their accounting and legal advisors, began to observe that other community banks and similar financial institutions had filed proxy statements with the SEC proposing corporate changes that would allow their stock to be reclassified as a means to deregister their securities, and then not only reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. In August of 2005, based upon our review of transactions by other community banks, which have since been approved by the shareholders of public companies after their proxy statements received SEC review, we began to consider measures that led to the currently proposed reclassification transaction. We are undertaking the reclassification transaction at this time to end our SEC reporting obligations in order to save the Company and our shareholders the substantial costs associated with being a reporting company, and these costs are only expected to increase over time. The specific factors considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:
Anticipated Cost Savings.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $327,500 on an annual basis, including costs of compliance with Section 404 of the Sarbanes-Oxley Act. These annual costs do not include anticipated costs of initial compliance with SOX 404 of $200,000. (Please refer to the table on page 11 for itemized information.)
Although we plan to have our financial statements audited in the future and may elect to prepare an annual report for our shareholders, or conduct annual shareholder mailings, we expect these costs to be less than approximately $50,000 per year, which is substantially less than our current (pre-SOX 404) costs of approximately $110,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as the elimination of most, if not all, of the legal fees and SEC-filing fees related to our ongoing compliance with the federal securities laws.
In addition to those annual costs, we estimate saving at least $200,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002 (and especially Section 404 of that law) which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance, and the internal cost of our staff’s time associated with compliance with Section 404.
If we deregister and First National Bank of McMinnville is then allowed to terminate its status as a transfer agent registered with the SEC, we expect additional annual savings of at least $1,500 to $2,500 per year.
Reduced Burdens; Management Focus; and Greater Flexibility.
Aside from the costs associated with being a “public company,” we expect to reduce the burdens on our management, directors, and staff. If this reclassification transaction is approved and completed, our board, management and staff will be able to focus their efforts on conducting our banking business rather than on ever more time consuming compliance with the Exchange Act. They will not have to file proxy materials before shareholders are asked to consider proposals, nor will we have to comply with the proxy rules or be required to prepare and mail out an annual report to shareholders. We feel that our management and board members are already sufficiently scrutinized under federal and state banking laws, and subject to sufficiently stringent state-law fiduciary duties, so that the removal of potential risks and liabilities under the federal securities laws is not a major flaw.
We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with our Company’s financial information by disseminating our various shareholder letters but, as noted above, the costs associated with these reports are substantially less than those we incur currently.

Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we operate.
Costs and Benefits.
In our judgment, the benefits of remaining a “public company” are outweighed by the costs of remaining public. We see little or no justification for continuing to pay the direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight. Customarily, it is assumed that companies elect to “go public” and to remain public in order to provide greater liquidity to their shares and to have greater access to public capital markets. That may be true with respect to companies that voluntarily elect to go public, but it is not true for First McMinnville. In the past 20 years, since the Company became the holding company for First National Bank of McMinnville, no public trading market has developed for the shares of our common stock. We have a relatively high percentage of capital, when compared to our peer group, and we have not had any need for seeking capital through the public capital markets. Given the low trading volume in our common stock, and given that we believe that our earnings are sufficient to support foreseeable growth, we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level (by First McMinnville) or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive.
Retaining Our Shareholders.
The board of directors was aware that many companies accomplish deregistration by eliminating shareholders. This is done by reverse stock split, cash-out merger, and comparable means. The board does not desire to force any shareholder to sell her or his shares of the common stock and thus to cease being an equity owner of the Company. The board favored the structure of this reclassification transaction because it allows all shareholders to continue to own stock in First McMinnville and to participate both in anticipated future dividends and in any value obtained in any eventual sale of the Company or its primary asset, First National Bank of McMinnville.
The reclassification transaction as proposed allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of Class SD common stock to still retain an equity interest in First McMinnville and therefore participate in ordinary dividends (at a preference to our current class of common stock) and to receive extraordinary dividends (on a parity with holders of our existing class of common stock) as they are paid by the Company and to participate at the same value per share as holders of common stock in the event of any sale of First McMinnville.
Alternative Deregistration Transactions.

We considered various alternative transactions to accomplish the proposed transaction, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholders owning less than a certain number of shares would be “cashed out,” and the current reclassification proposal to achieve deregistration. Ultimately, we elected to proceed with the reclassification transaction because we believed that the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not have allowed all shareholders to retain an equity interest in First McMinnville.
We rejected the idea of having the Company make a tender offer to our shareholders or engage in open-market purchases of our securities for three reasons. First, it would not necessarily result in reducing the number of holders of our existing class of ordinary common stock below 300. Second, it would require that we pay out a portion of our capital that we would prefer to retain for use in our operations. Finally, we did not want to give our shareholders the idea that we preferred that they cease to be holders of equity in the Company. As noted in this document, we think that the current proposal is preferable to a tender offer.
We rejected the use of a reverse stock split or cash-out merger primarily for the same reasons that we chose not to use a tender-offer approach. Although it would have had the advantage of requiring shareholder approval, and would have assured that we would reduce the number of shareholders to less than 300, it would have resulted in paying out capital that we prefer to reinvest in operations and it would have forced shareholders to stop being shareholders. Again, we are currently opposed to a proposal that would force our shareholders to stop owning equity in the Company. We believe that the proposed reclassification transaction will assure that we attain our goal of reducing the number of shareholders in our existing class of ordinary common stock to below 300 without forcing shareholders to stop being shareholders and without significant capital expenditures.
We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. We have not hired a professional adviser to evaluate the merits of a sale of the Company because, in our judgment, it is premature to sell the Company. We believe that we can improve our subsidiary Bank’s earnings and that over time our shares will become more valuable. In the interim, we expect to continue to pay ordinary dividends in accordance with our past practices so that our shareholders can receive a periodic return on their investments. We recognize that the tax laws may revert back to a higher rate of taxation on dividends and capital gains (see “Material Federal Income Tax Consequences of the Reclassification Transaction” starting on page 45), but we believe that in the long term our shareholders will benefit from our improved economic performance. Of course, we also recognize that neither improved economic performance nor long-term shareholder benefits are guaranteed. However, the members of our board of directors own a significant percentage of our shares (see “Stock Ownership of Management and Certain Beneficial Owners” starting on page 65), and they believe that it is preferable to accept the risks attendant to holding our shares for the foreseeable future.
Our board did not seek any of the above described alternative proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. We will be able to reinvest the savings from deregistration into our operations with long-term benefits for our shareholders. We will retain the option of paying out a more significant portion of our earnings as ordinary or extraordinary dividends to our shareholders if we determine, based on experience, that we are not able to achieve significantly greater profitability than we have attained in recent years. We recognize that local, regional, and national factors (such as job generation, economic growth, interest-rate changes and volatility, inflation, tax rates, and competition) will be beyond our control and can affect our ability to achieve greater economic returns and increased asset growth. Nevertheless, as the board of directors, we have made a choice that we think we can attain reasonable growth and competitive per-share returns by implementing our business plan over the long term of the next three to five years and beyond. See “Purposes and Structure of the Reclassification Transaction” beginning on page 36 for further information as to why this reclassification transaction structure was chosen.
Pros and Cons.
We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of remaining a publicly reporting company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have been inactively traded. For example, for the year ended December 31, 2006, only 54 privately negotiated trades in less than 1% of our outstanding shares of common stock were traded. As of July 1, 2007, only 19,234 shares have been traded in 26 privately negotiated transactions out of an average of more than 1.0 million shares outstanding. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.
No One Factor More Important than Others.
In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.
The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of Class SD common stock. You should read “Our Position as to the Fairness of the Reclassification Transaction” beginning on page 24 and “Effects of the Reclassification Transaction on Shareholders of First McMinnville” beginning on page 37 for more information regarding these effects of the reclassification transaction.

Our Position as to the Fairness of the Reclassification Transaction
Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the deregistration transaction (“going-private” transaction), including all the terms and provisions of the reclassification transaction, are both substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction and has recommended that our shareholders vote “For” the reclassification transaction.
Substantive Fairness
In concluding that the terms and conditions of the proposed deregistration and reclassification transaction in compliance with the SEC’s Rule 13e-3 are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class SD common stock and to shareholders continuing to own shares of common stock. See “Effects of the Reclassification Transaction on Shareholders of First McMinnville” beginning on page 40.
Impact on Unaffiliated Shareholders Owning Less than 700 Shares
The factors that our board of directors considered positive for unaffiliated shareholders who will have their shares converted into Class SD common stock, included the following:

•	our unaffiliated shareholders will have the right to vote on the proposed reclassification and related charter amendments and to dissent and receive the statutory fair value of their shares (see “Dissenter’s Rights” starting on page 53 and Appendix B starting on page B-1), thus retaining the option of pursuing their own goals to either accept Class SD shares or to receive cash;

•	our common stock trades infrequently, with only 54 privately negotiated trades reported to the Company (exclusive of stock redemptions) during 2006, involving only 142,840 shares, or approximately 14%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares. As of July 1, 2007, there have been only 26 such trades, involving only 22,288 shares, or approximately 2%, of our outstanding common stock. In the event you elect to dissent from the reclassification, as fully described beginning on page 53, this event will allow you to obtain the “fair value” of your shares in cash;

•	our smaller shareholders who prefer to remain as holders of common stock of the Company, despite the board’s recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 700 shares of common stock in their own names immediately prior to the reclassification transaction. The price to purchase 700 shares (using a price of $54.01 per share, which is the last known trade for our common stock not involving repurchases by the Company) is $37,807; provided, however, that the actual cost to acquire a total of 700 shares would be less due to the fact that a shareholder would already own some shares; and provided further, that it may be difficult to acquire a sufficient number of our shares of our common stock due to its illiquidity;

•	beneficial owners who hold their shares in “street name,” who would receive shares of Class SD common stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class SD common stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class SD common stock;

•	we believe that shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock. These potential or intangible benefits of being a “public company” do not, in our opinion, equal or exceed the tangible costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, or to the legal, accounting and administrative costs of being a public company. Therefore, we believe that the costs to our unaffiliated shareholders of being a public company are not commensurate with the benefits of being a public company;

•	all unaffiliated shareholders owning less than 700 shares at the Company’s close of business on the cut-off date will benefit from actual cost savings resulting from deregistration and the potential benefit of our reinvestment of those cost savings in our operations;

•	based on information provided by management and the independent auditors, the board believes that net book value, going concern value, and liquidation values of the shares of Class SD will not be less than the values attributable to shares of the ordinary common stock. The Company plans to offer the same value for shares of Class SD as for shares of our ordinary common stock after the reclassification transaction in any redemption of our shares. The board believes that there could be reason to assume that shares of Class SD may command a premium over shares of ordinary common stock because of the 7% dividend premium. This is particularly likely for holders of a small number of the Company’s shares in light of the fact that such holders have too few votes to have a significant impact on matters submitted to a shareholder vote. Nevertheless, the board believes that both shares of our existing class of ordinary common stock and shares of Class SD will trade for substantially the same price as our existing class of common stock before the reclassification, there can be no assurance that this will be true. The board believes that the value of shares of our ordinary common stock will be enhanced by their voting rights to purchasers for whom voting rights are important and that shares of Class SD will be more attractive to potential purchasers who prefer a higher dividend yield. However, the board did not believe that historical or current market prices are predictive of the value of shares of Class SD and the board of directors cannot state whether shares of Class SD will trade for the same, for higher or for lower prices than shares of our existing class of ordinary common stock. For additional information about our historical trading prices, and regarding the absence of a recognized trading market for our shares, please refer to “Market Price of First McMinnville Corporation Common Stock and Dividend Information” starting on page 73;

•	our unaffiliated shareholders will continue to have an equity interest in First McMinnville and therefore participate in future dividends paid on shares of our Class SD common stock;

•	our unaffiliated shareholders will continue to have an equity interest in First McMinnville and therefore participate in any future value received as a result of any sale of the Company at the same value per share as holders of common stock;

•	our unaffiliated shareholders will receive a premium in the payment of any ordinary dividends by the Company and they will participate in parity with shares of our existing class of common stock with respect to any extraordinary dividends; and

•	no brokerage or other transaction costs are to be incurred by unaffiliated shareholders in connection with the reclassification of their shares of common stock into Class SD common stock.
Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to our unaffiliated shareholders whose shares of common stock are converted into Class SD common stock in the reclassification.
Our board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to our unaffiliated shareholders receiving Class SD common stock. In particular, the factors that our board of directors considered as potentially negative for those unaffiliated shareholders receiving Class SD common stock included the following:

•	they will be required to surrender their shares involuntarily in exchange for the Class SD common stock, unless they exercise dissenter’s rights, although will have the opportunity to liquidate their shares of common stock through the exercise of dissenter’s rights;

•	their shares will not be eligible for listing on a securities exchange;

•	they will lose voting rights except in certain limited situations, which loss may result in making these shares of Class SD common stock less valuable. Although the board considered the potential loss in value, the board took into account the consideration that the premium on ordinary dividends for the Class SD common stock may have the countervailing effect of making shares of this stock more valuable.

•	the board has the right to issue shares of higher rank or equal parity with shares of your shares of Class SD common stock as to voting, dividend, and other rights;

•	following the reclassification transaction, any transfer of their shares of our Class SD common stock will be tradable only in privately-negotiated transactions, and there will not be a public market for shares of our Class SD common stock. However, the board recognized that no recognized trading market exists for shares of our existing class of common stock and none is expected to develop, so that historically, trades have occurred only in privately negotiated transactions. Further, based on the historically low trading volume for shares of our existing class of common stock, the board expects this factor to have a limited impact;

•	they will have reduced access to our executive compensation, corporate governance, and certain financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with shareholder letters containing pertinent information (for example, information updating our financial performance and any other news affecting First McMinnville, such as new offices, acquisitions, economic updates or new product offerings);

•	they will lose certain statutory safeguards since we will no longer be subject to the requirements of either the Exchange Act or the Sarbanes-Oxley Act, which require our chief executive officer and our chief financial officer to certify personally as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

•	they will lose certain protections currently provided under the Exchange Act, such as limitations on short-swing profit transactions by executive officers and directors under Section 16 of the Exchange Act.
Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our unaffiliated shareholders who will receive shares of Class SD common stock in the reclassification transaction and that the foregoing factors are outweighed by the positive factors previously described.
Impact on Unaffiliated Shareholders Owning 700 or More Shares
The factors that our board of directors considered positive for shareholders who will retain their shares of ordinary common included the following:
•	these shareholders will have the right to vote on the proposed reclassification and related charter amendments, although not to dissent from the transaction;

•	these shareholders will continue to have the right to vote on all matters submitted to shareholder vote and their percentage of votes will increase based on the number of shares that either receive Class SD shares or that dissent from the reclassification transaction;

•	our common stock trades infrequently, with only 54 reported trades (exclusive of stock redemptions) occurring within the 12 month period ended December 31, 2006, involving only

142,840 shares, or approximately 14%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares;

•	our shareholders who prefer to receive shares of Class SD common stock may elect to do so by disposing of sufficient shares so that they hold less than 700 shares of common stock in their own names immediately prior to the reclassification transaction. However, it may be difficult to dispose of a sufficient number of our shares of our common stock due to its illiquidity;

•	beneficial owners who hold their shares of record, who would receive shares of Class SD common stock if they were beneficial owners instead of record owners, and who wish to receive shares of Class SD common stock as if they were beneficial owners instead of shareholders of record, can work with their broker or nominee to transfer their shares into street name so that they receive shares of Class SD common stock;

•	we believe that shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock. These potential or intangible benefits of being a “public company” do not, in our opinion, equal or exceed the tangible costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, or to the legal, accounting and administrative costs of being a public company. Therefore, we believe that the costs to our shareholders, who own 700 or more shares of record, of being a public company are not commensurate with the benefits of being a public company;

•	these shareholders will benefit from actual cost savings resulting from deregistration and the potential benefit of our reinvestment of those cost savings in our operations;

•	based on information provided by management and the independent auditors, the board believes that net book value, going concern value, and liquidation values of the shares of our existing class of ordinary common stock will not be less than the values attributable to shares of Class SD common stock. However, although the board believes that both shares of our existing class of ordinary common stock and shares of Class SD will trade for substantially the same price as shares of our existing class of common stock before the reclassification, there can be no assurance that this will be true. The board believes that the value of shares of our ordinary common stock will be enhanced by their voting rights to purchasers for whom voting rights are important and that shares of Class SD will be more attractive to potential purchasers who prefer a higher dividend yield. For additional information about our historical trading prices, and regarding the absence of a recognized trading market for our shares, please refer to “Market Price of First McMinnville Corporation Common Stock and Dividend Information” starting on page 73;

•	these shareholders will continue to have an equity interest in First McMinnville and therefore be able to participate in any future dividends paid on our common stock, including shares of ordinary common stock;

•	these shareholders will continue to have an equity interest in First McMinnville and therefore participate in any future value received as a result of any sale of the Company at the same value per share as holders of common stock; and

•	these shareholders will participate in parity with shares of our Class SD common stock with respect to any extraordinary dividends, although shares of Class SD will receive a premium with respect to ordinary dividends.
Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to our unaffiliated shareholders who will retain shares of our ordinary common stock after completion of the reclassification transaction.
The factors that our board of directors considered as potentially negative for unaffiliated shareholders owning 700 or more shares included:
•	following the reclassification transaction, your shares of our existing class of common stock will be tradable only in privately-negotiated transactions, and there will not be a public market for our common stock. However, the board recognized that no recognized trading market exists for shares of our existing class of common stock and none is expected to develop, so that historically trades have occurred only in privately negotiated transactions. Further, based on the historically low trading volume for shares of our existing class of common stock, the board expects this factor to have a limited impact;

•	your shares will not be eligible for listing on a securities exchange;

•	your shares will have inferior dividend rights for ordinary dividends, and given the 7% premium payable on shares of Class SD, there may be less money available to pay dividends on shares of ordinary common stock after the reclassification;

•	your shares may not have sufficient voting power to justify the inferior dividend rights as compared to shares of Class SD;

•	the board has the right to issue shares of higher rank or equal parity with shares of your stock as to voting, dividend, and other rights;

•	you will have reduced access to our executive compensation, corporate governance, and certain financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with shareholder letters containing pertinent information (for example, information updating our financial performance and any other news affecting First McMinnville, such as new offices, acquisitions, economic updates or new product offerings);

•	you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Exchange Act and the Sarbanes-Oxley Act, which require our chief executive officer and our chief financial officer to certify personally as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

•	you will lose certain protections currently provided under the Exchange Act, such as limitations on short-swing profit transactions by executive officers and directors under Section 16 of the Exchange Act.
Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our unaffiliated shareholders who will retain shares of ordinary common stock and that the foregoing factors are outweighed by the positive factors previously described.
Our board of directors believes that the exchange of one share of common stock for one share of Class SD common stock, depending on the number of shares of common stock held prior to the reclassification transaction, is fair to our unaffiliated shareholders. In concluding that the 1:1 exchange ratio is fair to our unaffiliated shareholders, our board of directors considered the following factors:

•	With respect to the value placed on voting rights, the board believes that the difference in value created from the reclassification transaction between the common stock with voting rights and the Class SD common stock without voting rights is minimal because the holders of common stock whose shares would be converted into Class SD common stock in the reclassification transaction currently own a small minority of our shares, representing approximately 7.57% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing 92.43% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to control the vote of the Company.

•	The board’s belief that any potential decrease in value from the exchange of common stock for Class SD common stock associated with the loss of voting rights (except in certain limited situations) is offset by the premium on ordinary dividends given to holders of Class SD common stock.

•	Our shareholders have the opportunity to exercise dissenter’s rights under Tennessee law to the extent that they do not believe that the reclassification transaction or the 1:1 exchange ratio of their shares of common stock into Class SD common stock is acceptable or fair to them.

•	Our smaller shareholders who do not believe the reclassification or the one-to-one exchange ratio of their shares of common stock into Class SD common stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the reclassification transaction, may elect to do so by acquiring a sufficient number of shares so that they hold at least 700 shares of common stock no later than September 10, 2007, although the board did consider the fact that it may be difficult for some smaller shareholders to purchase a sufficient number of shares, but in that situation, they may exercise their dissenter’s rights as noted above.

•	Our shareholders who prefer to receive a premium on ordinary dividends in lieu of voting rights, may elect to do so by disposing of a sufficient number of shares so that they hold less than 700 shares of common stock at the Company’s close of business no later than September 10, 2007.

In reaching a determination as to the substantive fairness of the reclassification transaction, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the reclassification transaction and the shares of Class SD common stock afford those holders to participate equally with the holders of common stock in any sale of the Company. We believe that the net book value for the shares of ordinary common stock and that of Class SD after reclassification will be the same. Liquidation is an impractical alternative for banks and bank holding companies and, accordingly, we did not deem either liquidation or going concern values to be indicative of value. We also do not believe that historical or current trade prices will be predictive of future values because (1) there is no recognized market for our securities, making an estimate of “market value” both speculative and misleading and (2) we believe that investors more interested in dividend returns are likely to be more attracted to shares of Class SD and those who are more concerned with unlimited voting rights will be more attracted to shares of our ordinary common stock. Because of the foregoing, we also did not consider any repurchases by the Company over the past two years (which, in general, were made only on a non-solicited basis at a price fixed by the board at trailing month-end book value) within the past two years. We have not obtained any report, valuation, opinion or appraisal or firm offers by unaffiliated parties in the past two years.
Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.
Procedural Fairness
We believe that the reclassification transaction is procedurally fair to all of our unaffiliated shareholders, including those who will receive the Class SD common stock and those who will continue to own shares of our existing class of ordinary common stock. In considering whether the reclassification and related charter amendments are procedurally fair to our unaffiliated shareholders, our board of directors considered a number of factors. The factors that our board of directors considered positive for all shareholders, included the following:
•	the reclassification transaction is being effected in accordance with all applicable requirements of Tennessee law;

•	all unaffiliated shareholders have the right to vote with respect to the reclassification transaction;

•	all unaffiliated shareholders who are to receive shares of new Class SD common stock will have the right to dissent from the transaction and to receive the statutory fair value of their shares;

•	the reclassification transaction has been unanimously approved by the ten members of our board of directors. Only one director of our Company is an employee. Accordingly, the non-employee directors of the Company have unanimously approved the proposed deregistration transaction;

•	our board discussed the possibility of forming a independent special committee to evaluate the reclassification transaction because it is expected that all of our board members will continue to own common stock after the reclassification transaction since they all own more than 700 shares. However, the board believed that the fact that our board would be treated the same as the unaffiliated shareholders and that no consideration had been given to the share cut-off number relative to the share ownership of the board members, a special committee for the reclassification transaction was not needed, as the board was able to adequately balance the competing interests of the shareholders in accordance with their fiduciary duties. Instead, the board directed the audit committee, the members of which are all independent of the Company within the meaning of NASD Rule 4200(a)(15), to oversee the reclassification transaction in conjunction with management and outside corporate counsel;

•	our board discussed the possibility of using some type of “neutralized voting,” pursuant to which some group or groups of our shareholders would not be allowed to vote on the proposals for deregistration. The board rejected that option because all shareholders, including all unaffiliated shareholders, are being subjected to the same rules for reclassification and the 700-share cut-off was not selected for any reason other than mathematical convenience in reducing the number of shareholders of record in our existing class of common stock to a level as far below 300 as reasonably practicable without having more than 500 shareholders in new Class SD. The board determined not to disenfranchise any group or groups of shareholders, or to favor unaffiliated shareholders, recognizing that some unaffiliated shareholders in each of the two groups would be likely to prefer to have a greater ordinary dividend and some unaffiliated shareholders would prefer to have the right to vote;

•	our board rejected the concept that approval of the deregistration transaction should be decided by a vote of the unaffiliated shares actually cast at the Special Meeting. It did so for the same reasons that it rejected other forms of neutralized voting.

•	management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company (see “Special Factors — Reasons for Letting the Shareholders Vote on Deregistration” starting on page 13) and “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation — Alternative Deregistration Transactions” starting on page 22), each of which was determined to be less practical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing all current shareholders, including all unaffiliated shareholders, to retain an equity ownership in the Company while at the same time, eliminating the costs and burdens of public company status; and

•	all shareholders, including all unaffiliated shareholders, will have the opportunity to determine whether or not they will remain shareholders owning solely ordinary common stock, or shares of Class SD common stock after the reclassification transaction, by acquiring sufficient shares so that they hold at least 700 shares of common stock immediately prior to the reclassification transaction or selling sufficient shares so that they hold less than 700 shares of common stock immediately prior to the reclassification transaction, so long as they act sufficiently in advance of the reclassification transaction so that the sale or purchase is reflected in our shareholder records by the close of business on September 10, 2007.

Our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to all of our unaffiliated shareholders, whether they would receive shares of Class SD common stock or will continue to hold shares of common stock.
The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both unaffiliated shareholders receiving Class SD common stock and unaffiliated shareholders continuing to own shares of our existing class of ordinary common stock, to the same degree, on the procedural fairness of the reclassification transaction:
•	although the interests of unaffiliated shareholders receiving shares of Class SD common stock are somewhat different from the interests of unaffiliated shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class SD common stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;

•	we did not receive or solicit any outside expressions of interest in acquiring the Company;

•	we did not obtain any fairness opinion, analysis, or report related to the procedural fairness of the transaction to our unaffiliated shareholders; and

•	we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class SD common stock, the fairness of the transaction to those unaffiliated shareholders receiving shares of Class SD common stock, to those unaffiliated shareholders retaining shares of our class of ordinary common stock, or to First McMinnville.

Our board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our unaffiliated shareholders, whether they will be receiving shares of Class SD common stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, most of whose members are not employees of the Company or any affiliate of the Company, and whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership (including stock options) following the reclassification transaction (equaling an increase of about 1.35% [from 16.95% to 18.30%] in total share ownership for all directors and executive officers) and who will be treated identically to other shareholders in the reclassification transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.
In addition, with respect to the determination not to seek an independent procedural fairness report or valuation, our board felt that the fact that shareholders receiving Class SD common stock would continue to retain an equity interest in the Company and also would receive premiums to holders of common stock in any payment of ordinary dividends by the Company, presented sufficient protection in value to such shareholders. We currently have a dividend plan that anticipates annual dividends. Dividends are expected to be paid annually, unless capital levels should fall below legally mandated or board acceptable levels. We paid dividends of $1.75 per share in each of 2006, 2005, and 2004. We expect to continue this dividend policy for the foreseeable future, whether the reclassification transaction is approved or not.
The board also considered the difference in value between the common stock with voting rights and Class SD common stock without such voting rights not to be material since the unaffiliated holders of common stock whose shares would be converted into Class SD common stock in the transaction currently own a minority of our shares, or approximately 7.57% of the outstanding shares of common stock and voting rights. Conversely, the holders (including unaffiliated holders) of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing approximately 92.43% of the outstanding voting rights, so after the transaction those holders of common stock will continue to control the vote of the Company.
Unaffiliated shareholders also have the opportunity to exercise dissenter’s rights under Tennessee law to the extent that they do not believe that the conversion of their shares of common stock into Class SD common stock is acceptable or fair to them.
We therefore believe that the reclassification transaction is substantively and procedurally fair to all unaffiliated shareholders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification transaction is unfair to any of our unaffiliated shareholders.

We have not made any provision in connection with the reclassification transaction to grant unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to access to our corporate files, under Section 48-26-102 of the Tennessee Business Corporation Act (the “TBCA”), shareholders of a corporation, including unaffiliated shareholders, are entitled to inspect and copy, during regular business hours, records of the corporation that are required to be kept at the corporation’s principal office which include: (1) current charter; (2) current bylaws; (3) resolutions relating to the rights and preferences of the outstanding stock of the corporation; (4) minutes of shareholder meetings and records of all actions taken without a meeting for the past three years; (5) all written communications to shareholders over the last three years; (6) names and business addresses of the corporation’s officers and directors; and (7) the most recent annual report delivered to the Secretary of State. The shareholder must give the corporation written notice at least five business days in advance of any inspection. In addition, a shareholder (including an unaffiliated shareholder) may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the corporation written notice at least five business days beforehand: excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access Tennessee shareholders are given to First McMinnville’s records, the board believed these statutory safeguards adequately protect shareholders ability to access information on First McMinnville. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and our unaffiliated stockholders’ ability to access our corporate records under Tennessee law, as described above, provide unaffiliated shareholders with adequate information. With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary.
Board Recommendation
Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our shareholders and unanimously recommends that you vote “FOR “ the proposal to adopt the amendments to our charter that will allow us to effect the reclassification transaction.
Purposes and Structure of the Reclassification Transaction
The purposes of the reclassification transaction are to:
•	reduce the number of shareholders of record in our existing class of common stock to less than 300, which will allow us to take action to discontinue our SEC reporting requirements and thereby achieve significant cost savings;

•	allow all of our shareholders to retain an equity interest in the Company; and

•	allow our management to focus their efforts on our business and not on SEC-reporting obligations.

For further background on the reasons for undertaking the reclassification transaction at this time, see “Background of the Reclassification Transaction” beginning on page 8 and “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 19.
The proposed transaction has been structured as a stock reclassification transaction to allow small shareholders the opportunity to retain an equity interest in the future value of the Company by receiving the shares of Class SD common stock, to avoid disruption to shareholders of 700 or more shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of fewer than 700 shares of common stock.
Our board elected to structure the transaction to take effect at the record shareholder level, meaning that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into shares of Class SD common stock. The board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many shareholders would receive shares of Class SD common stock, because we will be able to have a complete and final list of all record shareholders at the effective time. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of Class SD common stock or will continue to hold shares of common stock. See “Effects of the Reclassification Transaction on Shareholders of First McMinnville” beginning on page 40. Our board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders. Overall, the board determined that structuring the reclassification transaction as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings. For further background on the alternative structures considered by our board of directors please see “Background of the Reclassification Transaction” beginning on page 8 and “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 19.
Effects of the Reclassification Transaction on First McMinnville
The reclassification transaction will have various positive and negative effects on First McMinnville, which are described below.
Effect of the Proposed Transaction on Our Outstanding Common Stock
Our charter currently authorizes the issuance of 5,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the reclassification transaction. As of the record date, the number of outstanding shares of common stock was 1,051,524. Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenter’s rights, the number of outstanding shares of common stock will be reduced from 1,051,524 to approximately 971,883.
We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plan. Our shareholders rights agreement expired in June of 2007.
Effect of the Proposed Transaction on Our Class SD Common Stock
Our charter does not currently authorize us to issue any shares of Class SD common stock. The amendments to our charter will authorize the issuance of up to 200,000 shares of Class SD common stock. The shares of Class SD common stock that will be issued in the reclassification transaction will be a new and separate class of common stock having those rights described in “Class SD Common Stock to be Issued in Reclassification Transaction” beginning on page 57 as well as in the attached Appendix A. After completion of the reclassification transaction, we will have approximately 79,641 shares of Class SD common stock outstanding and 971,883 shares of our current class of common stock outstanding. For additional information regarding our capital structure after the reclassification transaction, see “Description of Capital Stock” beginning on page 56.
Termination of Exchange Act Registration and Reporting Requirements
Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 300 record shareholders and each of the Class SD common stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Rule 12h-3 of the Exchange Act.
The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $327,500 on an annual basis, including costs of compliance with Section 404 of the Sarbanes-Oxley Act. These annual costs do not include anticipated costs of initial compliance with SOX 404 of $200,000. These annual costs are itemized in the table appearing on page 11.
Although we plan to have our financial statements audited going forward and may prepare an annual report for our shareholders, or conduct annual shareholder mailings, we expect these costs to be less than approximately $50,000 per year, which is substantially less than our current costs of approximately $110,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as the elimination of most, if not all, of the legal fees and SEC-filing fees related to our ongoing compliance with the federal securities laws.
In addition to those annual costs, we estimate saving at least $200,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002 (and especially Section 404 of that law) which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance, and the internal cost of our staff’s time associated with compliance with Section 404.
We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction. Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial and other information by sending shareholder letters on a regular basis. Also, detailed financial information about the Company and First National Bank of McMinnville will continue to be available on the FDIC’s website, at http://www.fdic.gov.
Effect on Trading of Common Stock
Our common stock is not actively traded. There is no established or recognized market for our shares, and none is expected to develop. No broker or dealer makes a market in our ordinary common stock. Although it is currently possible, however unlikely, that an established or efficient trading market could develop in the shares of our ordinary common stock, once we stop filing reports with the SEC, our common stock will no longer be eligible for public trading. Shares will continue to be traded, if at all, in privately negotiated transactions.
Effect on Statutory Anti-Takeover Protections
The reclassification transaction will affect the applicability of certain statutory protections under Tennessee law afforded to corporations which have shares registered with the SEC. In particular, the provisions of the Tennessee Business Combination Act and the Greenmail Act, both summarized below, will no longer apply since we will not have any class of securities registered with the SEC following the reclassification transaction.
The Tennessee Business Combination Act prohibits the Company from entering into any business combination involving an interested shareholder for a period of five years from the date such interested shareholder acquired its shares, unless such business combination or the transaction in which such shareholder became an interested shareholder is approved by the board of directors prior to the share acquisition date. In addition, if such prior approval has not been obtained, the business combination is prohibited unless it is approved by the affirmative vote of 2/3 of the voting stock not beneficially owned by the interested shareholder. This requirement does not apply if the business combination is consummated no less than five years from such shareholder’s share acquisition date and the shareholders of the corporation receive a fair price for their shares, as described in the statute. The Tennessee Business Combination Act also places requirements on the type of consideration which must be paid to shareholders in connection with any such business combination and further limits business combinations if an interested shareholder acquired its shares under certain circumstances. For purposes of the statute, an “interested shareholder” is one who beneficially owns, or an affiliate of one who beneficially owns, at least 10% of the voting power of any class or series of shares. None of the protections afforded under the Tennessee Business Combination Act will apply after the reclassification transaction is completed and we cease to be an SEC-reporting company.

The Greenmail Act provides that it is unlawful for a corporation to purchase any of its shares at a price above the market value of such shares from any person who holds more than three percent (3%) of the class of the securities to be purchased if such person has held the shares for less than two years, unless approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class. The protections afforded by the Greenmail Act will no longer apply after the reclassification transaction is completed and the Company ceases to be an SEC-reporting company.
All other anti-takeover protections afforded under Tennessee law will remain applicable after the reclassification transaction to the same extent as before the transaction.
Other Financial Effects of the Reclassification Transaction
We do not expect that the professional fees and other expenses related to the reclassification transaction of approximately $108,000 will have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.
Impact on Outstanding Options
In 1997, our shareholders approved the First McMinnville Corporation 1997 Stock Option Plan (the “Plan”). That Plan expired in April of 2007. Because the Plan has expired, no new options can be granted under the Plan. However, options for the purchase of 33,371 shares of common stock that were awarded under the Plan remain outstanding according to their terms. The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock. The average weighted exercise price for shares to be acquired by exercise of options is $31.70 per share. The lowest price per share for an option exercise is $29.08 (for options issued in 1997) and the highest price per share is $53.60 (for options issued in 2007).
Impact on Our Conduct of Business after the Transaction
We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.
Impact on Our Directors and Executive Officers
It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that most of our directors and executive officers will hold more than 700 shares at the effective time of the reclassification transaction. As a result, they will continue to hold the same number of shares after the reclassification transaction as they did before. However, because total outstanding shares will be reduced, this group will hold a larger relative percentage of the voting common stock of the Company. As of the record date, these directors and executive officers collectively beneficially held 177,299 shares, or 16.95% of our common stock on a pro forma basis, which includes their options to purchase shares of common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold approximately 18.30% of our common stock (including exercisable stock options).
Effects of the Reclassification Transaction on Shareholders of First McMinnville
The general effects of the reclassification transaction on the shareholders owning common stock and the shareholders who will own Class SD common stock are described below.
Effects of the Reclassification Transaction on Shareholders Receiving Class SD Common Stock
The reclassification transaction will have both positive and negative effects on the shareholders receiving Class SD common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.
Positive Effects:
As a result of the reclassification transaction, the shareholders receiving Class SD common stock will:
•	be entitled to receive a dividend premium on all ordinary dividends declared by the board;
•	be entitled to participate on a parity with shares of our existing class of common stock as to any extraordinary dividends declared by the board; and

•	will allow the shareholders receiving Class SD common stock to have dissenter’s rights in connection with the reclassification transaction. See “Dissenter’s Rights” beginning on page 53.

Negative Effects:
As a result of the reclassification transaction, the shareholders receiving Class SD common stock will:
•	no longer have any voting control over the general affairs of the Company and will be entitled to vote only in limited circumstances; and
•	continue to hold shares that, like our shares of common stock, will not have any public trading market.
Effects of the Reclassification Transaction on the Common Shareholders

The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.
Positive Effect:
As a result of the reclassification transaction:
•	Such shareholders will exercise the sole voting control over the Company.
•	Because the number of outstanding shares of common stock will be reduced, such shareholders will own a small relative increase in voting control over the Company.
Negative Effects:
As a result of the reclassification transaction:
•	the liquidity of our common stock will be theoretically reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the fact that our stock will not be eligible for listing and trading by brokers; and
•	holders of our Class SD common stock will have the right to receive certain premiums with respect to any ordinary dividends declared by the Company. This could have the effect of reducing the amount of dividends available to be paid to holders of our existing class of common stock whose shares are not reclassified.
•	Other classes of common stock can be issued in the future that could be superior or equal to the common stock in voting, dividend, distribution, liquidation and other rights.
Impact on First National Bank of McMinnville
First National Bank of McMinnville expects to discontinue its registration as a transfer agent registered with the SEC if the reclassification transaction is approved and completed.
Plans or Proposals
Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock, Class SD common stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenter’s rights and receive the fair value of their shares in connection with the reclassification transaction.
Record and Beneficial Ownership of Common Stock
It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the record shareholder for 700 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 700 shares. Upon completion of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the reclassification transaction, even if the number of shares they own is less than 700. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of Class SD common stock in the reclassification transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold at least 700 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.
Our board of directors elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive Class SD common stock in the reclassification transaction. See “Purpose and Structure of the Reclassification Transaction” beginning on page 36. Shareholders who would still prefer to remain as holders of common stock of First McMinnville, may elect to do so by acquiring sufficient shares so that they hold at least 700 shares in their own name immediately prior to the reclassification transaction. In addition, beneficial owners who would receive shares of Class SD common stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class SD common stock from First McMinnville as a part of the reclassification transaction, should inquire their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification Transaction
Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own more than 700 shares of common stock, and therefore continue as shareholders of common stock if the reclassification transaction is approved.
In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the Company on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to all of our shareholders for the reasons discussed in the proxy statement.
The fact that each director’s percentage voting ownership of our common stock will increase as a result of the reclassification transaction was not a consideration in the board’s decision to approve the reclassification transaction or in deciding its terms, including the 700 share cut-off. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. The board did not set the 700 share cut-off in order to avoid any director receiving shares of Class SD common stock in the reclassification. In addition, the increase in each director’s percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant. The director owning the most shares of our stock beneficially owns approximately 8.00% of our common stock now, and would beneficially own approximately 8.64% following the reclassification transaction, which does not have any appreciable effect on his ability to control the Company. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately 16.95% to approximately 18.30% after the reclassification transaction. The board believes that this increase is very unlikely to have a practical effect on their collective influence on or ability to control the Company.
Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “Background of the Reclassification Transaction” beginning on page 8, “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 19 and “Effects of the Reclassification Transaction on Shareholders of First McMinnville” beginning on page 40.
In addition, our board of directors, throughout its consideration of the reclassification transaction, recognized that holders of common stock who will receive Class SD common stock in the transaction may wish to remain voting shareholders of the Company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the Company through their ownership of Class SD common stock. See “Description of Capital Stock” beginning on page 56. See “Background of the Reclassification Transaction” beginning on page 8 and “Reasons for the Reclassification Transaction;

Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 19.
None of our executive officers or directors beneficially owning in excess of an aggregate of 700 shares of common stock has indicated to us that he intends to sell any or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 700 shares are held in each account, so that the holders would receive shares of Class SD common stock in connection with the conversion of their common stock.
Financing of the Reclassification Transaction
We expect that the reclassification transaction will require approximately $108,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See “Fees and Expenses” beginning on page 50 for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction through dividends paid to us by our subsidiary First McMinnville.
Material Federal Income Tax Consequences of the Reclassification Transaction
The following discussion addresses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect market-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders, will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.
Federal Income Tax Consequences to First McMinnville
We believe that the reclassification transaction would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.
Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock
If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the reclassification transaction.
Federal Income Tax Consequences to Shareholders Who Receive Shares of Class SD Common Stock
Shareholders receiving Class SD common stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class SD common stock.
Sale of Stock
Where the Class SD common stock is received for common stock in a tax-free recapitalization, the Company expects the proceeds from a subsequent sale of this Class SD common stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is limited in liquidation and/or dividend rights, the stock received in the liquidation will be considered “Section 306 stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if, had cash instead of stock been delivered to the shareholder, such cash distribution would have been treated as a dividend. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class SD common stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party, and in such cases the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class SD common stock received would be classified as Section 306 stock.
If the Class SD common stock is classified as Section 306 stock, the proceeds from a subsequent sale of the Class SD common stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the Company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any, would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2010.
Federal Income Tax Consequences to Shareholders Who Exercise Dissenter’s Rights
If you receive cash as a result of exercising dissenter’s rights in the reclassification transaction and do not continue to hold shares of our common stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:
A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or
A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.
Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:
•	the reclassification transaction results in a “complete termination” of your interest in First McMinnville;
•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or
•	your receipt of cash is “not essentially equivalent to a dividend.”
These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations, may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.
Complete Termination. If you receive cash as a result of exercising dissenter’s rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in First McMinnville will be completely terminated by the reclassification transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.
If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in First McMinnville completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in First McMinnville (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.
Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of shares of common stock actually or constructively owned by you immediately before the reclassification transaction divided by 1,051,524, which is our current number of outstanding shares of common stock) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of shares of common stock constructively owned by you immediately after the reclassification transaction divided by 971,883, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).
If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.
Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of First McMinnville (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in First McMinnville is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.
Capital Gain and Loss
For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.
Backup Withholding
Shareholders who exercise dissenter’s rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.
As explained above, the amounts paid to you as a result of exercising dissenter’s rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.
Regulatory Requirements
In connection with the reclassification transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:
•	filing of the amendments to our charter with the Tennessee Secretary of State, in accordance with Tennessee law; and
•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment
The accounting treatment of the reclassification transaction will be in accordance with generally accepted accounting principles in effect in the United States. Shares of common stock reclassified to Class SD common stock will result in a reduction of the total par value of common stock outstanding and an equal increase in Class SD common stock outstanding. For shares of common stock purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.
Fees and Expenses
We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $108,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$68,000
Accounting fees and expenses	15,000
Printing and mailing costs	10,000
Costs of SEC-Filing*	10,000
Board and Committee Fees	2,000
In-House Staff Costs	2,000
SEC 13E-3 Filing Fee	1,000
Total	$108,000

* This is the estimated cost of putting the filing documents into the SEC’s electronic format, commonly referred to as “EDGAR.”
We anticipate that these fees will be paid through dividends from our subsidiary First McMinnville.
PROPOSALS 1, 2 AND 3. AMENDMENTS TO OUR CHARTER
AND RECLASSIFICATION TRANSACTION
Steps Involved in the Deregistration Process
The terms of the proposed deregistration transaction involve three steps. Each of these steps

(described in Proposals 1, 2 and 3) requires the approval of our shareholders by a majority vote of all of our outstanding shares. The following discussion includes each of the four substantive proposals that we are asking the Company’s shareholders to approve at the Special Meeting. Even if approved by the shareholders, the Company may elect not to adopt the proposals if, in the board’s judgment, too large a number of shares or shareholders have voted against the reclassification, or if too large a number of shares has dissented, or if there is another reason that the board decides to cancel the transaction. However, if Proposal No. 1 (the charter amendment allowing our board to issue shares of our common stock in different classes or series) is approved, that proposal may be implemented even if the reclassification proposal (Proposal No. 3) is rejected.
The first step towards accomplishing reclassification is that shareholders must approve a charter amendment that enables the Company’s board of directors to issue common stock in more than one class. Our existing charter provides for only one class of common stock. If that proposal is approved, our board can, in the future, authorize for issuance shares of common stock that have superior voting, dividend, and other rights than shares of either our ordinary common stock or shares of Class SD without further shareholder approval, up to the maximum of 5,000,000 shares for all classes of common stock. This is Proposal No. 1.
The second step in the deregistration and reclassification process is Proposal No. 2. The shareholders are being asked to approve the issuance of a new class of common stock, in addition to our existing class of ordinary common stock, to be called Class SD common stock. The “SD” is meant to stand for “superior dividend.” As discussed above, shares of Class SD will have very limited voting rights (for all practical purposes, they will vote only with respect to a proposal to sell or merge the Company) but a superior dividend right, as compared to shares of ordinary common stock, on ordinary dividends equal to 7% over shares or our existing class of ordinary common stock. That means that for each dividend equal to $1.00 paid on a share of ordinary common stock, a share of Class SD would receive $1.07. It is also possible that dividends could be declared on shares of Class SD without any dividend being paid on shares of ordinary common stock (but not vice versa), but that is not considered to be likely. In addition, shares of Class SD will participate equally with respect to extraordinary dividends. Under the terms of the proposed charter amendment, an “extraordinary dividend” is any cash dividend that exceeds the average of the Company’s net income per share for the preceding three years, or any stock dividend or stock split. Dividends are not guaranteed but we expect to continue paying dividends as we have in the past unless legally, or in the exercise of board discretion, we are unable to do so or the board elects not to do so.
The third proposal is that our shareholders are being asked to approve the reclassification of our existing class of ordinary common stock with the following effect: Holders of our shares who own 700 or more shares of record at the close of the Company’s business on the cut-off date of September 10, 2007, will continue to hold shares of ordinary common stock. However, holders of our shares who own less than 700 shares of record at the close of the Company’s business on the cut-off date will receive shares of Class SD common stock. Shares will be reclassified on a one-for-one basis. If your shares are being reclassified into Class SD, you will receive one share of Class SD common stock for each share of ordinary common stock that you currently hold of record. In the event of a sale of the Company in the future, all shareholders, including those who hold shares of Class SD, will have both the right to vote on the transaction along with the shares of ordinary common stock and the right to dissent from any such transaction.

Holders of shares of our common stock whose shares are subject to reclassification have the right to dissent from the reclassification transaction (see “Dissenter’s Rights” starting on page 53 and a reprint of the dissenter’s rights provisions contained in the Tennessee Business Corporation Act contained in Appendix B). There are strict procedural rules that govern dissenters rights and you will have to follow them carefully.
The shares of Class SD will not be registered under the Securities Act of 1933 (the “Securities Act”) or any other law. We believe that the shares of Class SD common stock are exempt from registration under the Securities Act pursuant to Section 3(a)(9) of that law (see “Description of Capital Stock — General Aspects of Class SD Common Stock” starting on page 57).
The purpose of reclassification is to reduce our total number of record holders of our existing class of common stock to fewer than 300 shareholders. If the shareholders approve the proposals outlined above, we expect to file (1) articles of amendment to our charter to effectuate the foregoing proposals (Appendix A) and (2) to make proper filings with the SEC to terminate the registration of our common stock under federal securities laws. At that point, we will no longer be considered a “public company” and we will not then be subject to the Exchange Act. As noted above, under the federal securities laws, this transaction is a “going private transaction” under Rule 13e-3 of the Exchange Act.
The fourth and final proposal that we are asking shareholders to approve is one that will allow us to adjourn the Special Meeting if we do not have enough votes, as of the time that the Special Meeting is scheduled to occur, to approve all of the foregoing proposals. Approval of this proposal requires only that the shares voting for it exceed the shares being voted against it. That is Proposal No. 4.
The board of directors unanimously recommends the reclassification transaction to all shareholders, including unaffiliated shareholders. To the knowledge of the board, no other person has been asked to make a recommendation concerning the proposed reclassification transaction and none has been made. If you need additional copies of this document, or of the proxy sheet that we are enclosing with this document, or if you have questions, please don’t hesitate to contact our President, Tom Vance, at (931) 473-4402.
Because the transactions we are proposing require the affirmative vote of a majority of all of our outstanding shares, if you don’t vote it will have the effect of a vote against reclassification. But, if you plan to dissent, do not vote for reclassification and don’t send in a signed but unmarked proxy.
The Charter Amendment Proposals and The Reclassification Proposal
The proposals that we are asking you to approve are the following:
     To achieve the deregistration described above, we are asking that the shareholders approve the following three items of business:

     1. Amendment to our Charter. To amend our charter to provide that our currently authorized 5,000,000 shares of common stock can be issued by the board of directors in one or more classes and series, with or without par value, and with different voting, dividend, distribution, liquidation, and other rights and preferences.
     2. Amendment to our Charter. To amend our charter to authorize and issue up to 200,000 shares of Class SD common stock that will have limited voting rights but a superior ordinary dividend preference of 7% over the existing class of common stock and parity on extraordinary dividends, all as provided in the proposed charter amendment.
     3. Reclassification of Certain Shares of Common Stock. To approve the reclassification of shares of the Company’s common stock held by shareholders who own of record, as of the close of the Company’s business on the cut-off date of September 10, 2007, fewer than 700 shares of common stock into shares of Class SD Common Stock on the basis of one share of Class SD for each share of ordinary common stock. The purpose of this reclassification is to enable the Company to discontinue the registration of our common stock under the Securities Exchange Act of 1934, as amended.
Dissenter’s rights. Dissenter’s rights are available to you under Tennessee law if you hold less than 700 shares of record at the close of the Company’s business on the cut-off date of September 10, 2007. In that case, you will be receiving shares of Class SD common stock in the reclassification transaction unless you dissent. Please see the section entitled “Dissenter’s Rights” beginning on page 53 of this document for a discussion of the availability of dissenter’s rights and the procedures required to be followed to assert dissenter’s rights in connection with the reclassification. In addition, Appendix B contains a reprint of the dissenter’s rights sections of the Tennessee Business Corporation Act.
PROPOSAL NO. 4 — ADJOURNMENT
We are asking that you vote in favor of a proposal to allow management to adjourn the Special Meeting in the event that we do not have enough votes at the time of the Special Meeting to approve the charter amendment and reclassification transaction. If you approve this proposal, then we intend to adjourn the Special Meeting if, at the time that it is scheduled, we do not have sufficient votes to approve the transaction so that we may solicit additional proxies in order to gain approval. This proposal will be approved if more votes are cast in its favor than against it. Abstentions and broker non-votes will not affect the outcome of the voting on this proposal.
DISSENTER’S RIGHTS
Under Tennessee law, shareholders who comply with the procedures set forth in Sections 48-23-102 through 48-23-302 of the TBCA relating to dissenter’s appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock. A shareholder must comply strictly with the procedures set forth in Tennessee law relating to dissenter’s rights, which are set forth in Appendix B to this proxy statement. Failure to follow such procedures will result in a termination or waiver of his or her dissenter’s rights. A vote in favor of the reclassification transaction will constitute a waiver of your dissenter’s rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the Special Meeting, does not perfect your dissenter’s rights.
To perfect dissenter’s appraisal rights, a holder of stock must not vote in favor of those corporate actions listed in Section 48-23-102 of the TBCA, and must deliver to us, before the vote is taken, written notice of the shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Tom Vance, our President. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder’s shares.
Within ten days after the corporate action is authorized by the shareholders or effectuated (whichever occurs first), we will send each shareholder who satisfied the requirements above a dissenter’s notice. The dissenter’s notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited, and will include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenter’s rights certify whether or not the person asserting dissenter’s rights acquired beneficial ownership of the shares before that date. The dissenter’s notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than one nor more than two months after the date such dissenter’s notice is delivered. The dissenter’s notice will also be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA.
A shareholder asserting his or her appraisal rights must execute and return the payment demand form to us, and deposit his or her certificates in accordance with the terms of the dissenter’s notice before the date specified in the dissenter’s notice.
A shareholder who does not execute and return the payment demand form and deposit his or her certificates by the date set forth in the dissenter’s notice will no longer be entitled to appraisal rights. A shareholder who does demand payment for his or her shares may not withdraw such demand without our consent.
A shareholder may assert dissenter’s rights as to fewer than all the shares registered in his or her name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenter’s rights. The rights of a partial dissenter are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.
As soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the above requirements the amount we estimate to be the fair value of each dissenter’s shares, plus accrued interest. The payment will be accompanied by (i) our most recent balance sheet, income statement, statement of changes in shareholders’ equity, and financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment if the shareholder is dissatisfied with our payment or offer; and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA.
A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment previously made by us), or reject our offer under Section 48-23-208 of the TBCA and demand payment of the fair value of the dissenter’s shares and interest due, if the following conditions are met: (i) the dissenter believes that the amount paid or offered by us is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two months after the date set for demanding payment; or (iii) we, having failed to effectuate the proposed action, do not return the deposited certificates within two months after the date set for demanding payment.
In order to demand payment under the above paragraph, the dissenter must notify us of the dissenter’s demand in writing within one month after we made or offered payment for the dissenter’s shares.
If a shareholder makes a demand for payment which remains unsettled, we will commence a proceeding within two months after receiving such payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the two-month period, we shall pay each dissenter whose demand remains unsettled the amount demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. In such proceeding, the court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment.
The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of the TBCA with respect to appraisal rights, or against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 48-23-209 of the TBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.
The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to the statutory dissenter’s appraisal rights and is qualified in its entirety by reference to the dissenter’s appraisal rights provisions, which are reproduced in full in Appendix B to this proxy statement and which are incorporated herein by reference.
We plan to estimate the “fair value” of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the “last known trade price” for the common stock. Because there is no recognized trading market for our shares, and relatively few shares traded, we intend to establish the “last known trade price” as follows: that price will be the average of the last five prices for the purchase of at least 100 shares of our common as reported to the Company, immediately preceding the filing of our Schedule 13E-3 on May 24, 2007. That price will be exclusive of any amounts paid by the Company in any redemption of our shares and exclusive of any transactions (including stock option exercises) by any executive officer or director of the Company. (That price equals $58.20 per share.) The board may also choose, instead of or in addition to the foregoing, to rely on an independent third party to determine the “fair value” of our shares.
DESCRIPTION OF CAPITAL STOCK
Common stock
We currently have 5,000,000 shares of authorized common stock, no par value per share. As of the record date, we had 601 registered shareholders of record and 1,051,524 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.
Rights to dividends
We paid ordinary dividends in the amount of $1.75 per share to all holders of common stock in each of 2006, 2005, and 2004. We have never paid a “special” dividend, although the board has the authority to do so. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any ordinary dividends in the future, if the reclassification transaction is approved and becomes effective, will be subject to the rights granted to holders of the shares of Class SD common stock issued in the reclassification transaction. Under Tennessee law, dividends may be legally declared or paid only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.
General voting requirements

The holders of our common stock have sole voting control over the Company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Class SD common stock is entitled to vote, the common stock votes together with the Class SD common stock.
Rights upon liquidation
In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then pro rata to the holders of our common stock and holders of Class SD common stock.
General Aspects of Class SD Common Stock
Overview
Our charter does not currently authorize us to issue any shares of Class SD common stock. The amendments to our charter that you will consider at the Special Meeting will provide for (a) the modification of our existing class of common stock so that shares of common stock can be issued in one or more classes or series; (b) shareholder ratification of the board’s authorization of 200,000 shares of Class SD common stock; and (c) the reclassification of shares of common stock held by shareholders who own fewer than 700 shares of common stock into shares of Class SD common stock. The reclassification transaction will be made on the basis of one share of Class SD common stock for each share of common stock held.
After the reclassification transaction, we expect to have 79,641 shares of Class SD common stock outstanding and 971,883 shares of common stock outstanding. As to the remaining authorized shares of Class SD common stock which are not issued in the reclassification transaction, they will become again authorized but unissued shares that can be issued in the future (either as Class SD shares or as some other class or series of shares). As to the remaining authorized but unissued shares, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as our board of directors may determine. The relative rights, preferences and limitations that our board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because our board of directors has the power to establish the relative rights, distributions and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Class SD common stock to be issued in the reclassification transaction. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class SD common stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.
General
The shares of Class SD common stock to be issued in the reclassification transaction will be fully paid and nonassessable. The shares of Class SD are not being registered under the Securities Act of 1933, as amended, based on an exemption contained in Section 3(a)(9) of that Act. The Company believes that this transaction is eligible for this exemption because the Class SD shares are being exchanged, other than in a case under Title 11 of the United States Code, by the issuer with its existing security holders with no commission or other remuneration being paid or given directly or indirectly for soliciting such exchange.
Rank
The Class SD common stock, with respect to ordinary dividend rights, ranks senior to the common stock but, in the board’s discretion, could rank junior to or in parity with other classes or series of equity securities that we issue in the future to ordinary or extraordinary dividend rights. Shares of Class SD will have parity with, but not superiority to, extraordinary dividends. The relative rights and preferences of the Class SD common stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of Class SD common stock and equity securities designated by our board of directors. The Class SD common stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.
Dividend Rights
In the event that ordinary dividends are paid on our common stock, holders of Class SD common stock shall be entitled to receive ordinary dividends which are 7% more than ordinary dividends paid on our common stock. We are not required to pay any dividends on the Class SD common stock, and no cumulative dividends will be paid on Class SD common stock. Shares of Class SD common stock would have parity with but not superiority to any extraordinary dividends declared by the board of directors. Historically, the Company has paid only ordinary and not extraordinary dividends.
Voting Rights
Holders of Class SD common stock shall have no general voting control over the Company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the Company and except as otherwise required by law. On those matters on which the holders of the Class SD common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class SD common stock vote together with the holders of common stock on matters to which they are entitled to vote.

Holders of Class SD common stock shall have no general voting control over the Company and shall have no voting rights except as described above and as may be required by law. Specifically, Section 48-20-104 of the TBCA requires that a class or series of shares with no voting rights be nonetheless entitled to vote on any proposed amendment to the charter of the Company that would result in any of the following actions: (1) increase or decrease the aggregate number of authorized shares of that class; (2) effect an exchange or reclassification of all or part of the shares of that class into shares of another class; (3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of that class; (4) change the designation, rights, preferences, or limitations of all or part of the shares of that class; (5) change the shares of all or part of that class into a different number of shares of the same class; (6) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of that class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; (7) limit or deny an existing preemptive right of all or part of the shares of that class; (8) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; or (9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of that class. On those matters on which the holders of the Class SD common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class SD common stock vote together with the holders of common stock on matters as to which they are entitled to vote.
Conversion Rights
Shares of Class SD common stock shall be convertible to shares of common stock only in the event that a tender offer were made solely for shares of the common stock and, then, only to the extent that it was absolutely necessary for holders of Class SD shares to participate in the tender offer as if they held shares of common stock rather than shares of Class SD. This conversion feature could be subject to board discretion in determining the extent of convertibility. For example, if the tender offer were for all shares of common stock, then all shares of Class SD would be eligible to convert, without exercise of board discretion. However, if the tender offer were for less than all of the shares of the common stock, or if less than all of the shares of the Company were purchased, then the board might have to determine how a conversion could be made. At present, the board believes that it would exercise its discretion to allow the largest number of holders, rather than the largest number of shares, of Class SD to convert. The purpose of board discretion would be to increase the number of shareholders who would sell all of their shares of Class SD and thus to cease to be holders in that class or in any other class of the Company’s securities. Only shares actually purchased in the tender offer would be deemed converted. Unpurchased shares would be deemed never to have converted.
Liquidation Rights

Holders of Class SD common stock are entitled to a distribution of assets of First McMinnville in the event of any voluntary or involuntary liquidation, dissolution or winding-up of First McMinnville, on a basis with the holders of common stock.
Preemptive Rights
Holders of Class SD common stock do not have any preemptive rights to purchase any additional shares of Class SD common stock or shares of any other class of our capital stock that may be issued in the future.
Redemption Rights
Holders of Class SD common stock have no right to require that we redeem their shares nor do we have the right to require the holders of Class SD common stock to sell their shares to us.
Transactions Involving Our Securities.
No shares of our common stock have been acquired or sold during the past 60 days involving our directors, officers, employees and affiliates. Please refer also to “Market Price of First McMinnville Corporation Common Stock and Dividend Information — Prior Public Offerings and Stock Repurchases” starting on page 74 for information about stock repurchases by the Company during the past two years.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	When is the Special Meeting?

A:	September 25, 2007, 5:30 p.m. Central Time.

Q:	Where will the Special Meeting be held?

A:	In the Board Room of First National Bank of McMinnville, located at 200 East Main Street, McMinnville, Tennessee 37110.

Q:	What items will be voted upon at the Special Meeting?

A:	You will be voting upon the following matters:

•	Amendments to our Charter — Changes to Our Existing Class of Common Stock. To amend our charter to provide for the authorization of a new class of common stock, Class SD common stock.

•	Amendments to our Charter — Authorization of New Class SD. To amend our charter to provide for the authorization of a new class of common stock entitled Class SD common stock.

•	Reclassification of Common Stock. To reclassify certain existing shares of our ordinary common stock into Class SD common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

•	Adjournment. To adjourn the Special Meeting to solicit additional proxies in the event that the Company has not received a sufficient number of votes by the time of the Special Meeting to adopt the amendments to the charter and to authorize the reclassification.

•	Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting. The board is unaware of any such business and, under our bylaws, business cannot be first proposed from the floor of any special or annual shareholders meeting.

Q:	Who can vote?

A:	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on August 15, 2007, the record date.

Each shareholder is entitled to one vote for each share of common stock held on August 15, 2007. On that date, there were 1,051,524 shares of our common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities. Our shareholders are not entitled to cumulative voting rights.

Q:	How do I vote by proxy?

A:	If you sign, date and return your proxy card before the Special Meeting, we will vote your shares as you direct. With respect to the proposed amendments to our charter and the reclassification of our common stock, you may vote “for”, “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” charter amendments and the reclassification of common stock and in the discretion of the proxy as to any other business that may properly come before the Special Meeting.

The board of directors knows of no other business to be presented at the Special Meeting. If any matters other than those set forth above are properly brought before the Special Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment. We will not use discretionary authority granted by proxies voting against the proposals to amend our charter or to reclassify our common stock in order to adjourn the meeting to solicit additional votes and only those proxies (i) voting in favor of the proposals to amend our charter and to reclassify our common stock, (ii) abstaining from the vote and (iii) which are unmarked will be voted for adjournment or postponement.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the Special Meeting by:

•	submitting another proxy with a more recent date than that of the proxy first given; or

•	attending the Special Meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

•	sending written notice of revocation to our President, Thomas D. Vance, at First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110.

Q:	If I return my proxy can I still attend the Special Meeting?

A:	You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the Special Meeting. However, returning a proxy does not affect your right to attend the Special Meeting and vote your shares in person.

Q:	How many votes are required?

A:	If a quorum is present at the Special Meeting, the amendments to our charter and the reclassification transaction will require the affirmative vote of a majority of our outstanding common stock. As of the August 15, 2007 record date, that would mean a minimum of approximately 525,759 shares. The vote required for adjournment to allow management to seek additional proxies to vote for the amendments and reclassification is the vote of more shares voted for than against this proposal.

Q:	What constitutes a “quorum” for the meeting?

A:	A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need an estimated 525,759 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the Special Meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Because approval of the charter amendments and the reclassification transaction require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes will also have the same effect as a “NO” vote for the charter amendments and the reclassification transaction proposal.

Q:	Who pays for the solicitation of proxies?

A:	This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mail, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of First McMinnville who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.
EXECUTIVE OFFICERS
Our board of directors has the power to appoint our officers. Each officer will hold office for such term as may be prescribed by our board of directors and until such person’s successor is chosen and qualified or until such person’s death, resignation, or removal. Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date of this proxy statement.

Name	Age	Office and Business Experience
Thomas D. Vance	53	President and Chief Executive Officer of both the Company and the First National Bank of McMinnville. Mr. Vance served as President and Executive Director for the Middle Tennessee Medical Center Foundation from 2002 until August of 2006.

P. D. Bogle	61	Senior Vice President, First McMinnville Corporation, First National Bank.

Larry B. Foster	48	Senior Vice President, First McMinnville Corporation, First National Bank.

David W. Marttala	46	In-House Legal Counsel; Senior Vice President, First McMinnville Corporation, First National Bank.

Name	Age	Office and Business Experience
Kenny D. Neal	57	Senior Vice President, First McMinnville Corporation, First National Bank., Chief Accounting and Financial Officer of both the Bank and the Company.

C. P. Whisenhunt	63	Senior Vice President, First McMinnville Corporation, First National Bank.

Kenneth D. Woods	45	Senior Vice President, First McMinnville Corporation, First National Bank.
The executive officers are appointed by, and serve at the discretion of, the Company’s board of directors. Officers are elected annually by the Company’s board. With the exception of Mr. Vance, no other executive officer has an employment contract or non-competition agreement with the Company. Mr. Vance’s employment contract has been filed with the SEC and was described in the proxy statement sent to shareholders in connection with the 2007 Annual Meeting of Shareholders.
The directors and executive officers of First McMinnville Corporation as a group held 10,560 vested options as of December 31, 2006. To the knowledge of the Company, only one person, Mr. Mark A. Pirtle, owns as much as five percent of the Company’s common stock. Mr. Pirtle has recently filed a Schedule 13D to record such ownership with the Securities and Exchange Commission with respect to 82,739 shares (8.00%) as required by law.
INFORMATION ABOUT THE BOARD OF DIRECTORS
Information about our Board of Directors
The board of directors represents the interests of our stockholders by overseeing the chief executive officer and other members of senior management in the operation of the Company. The board’s goal is to optimize long-term value by providing guidance and strategic oversight to the Company on our shareholders’ behalf. According to our Company’s charter, our board must consist of between five and twenty-five directors, with the exact number to be set by the board of directors. Currently, our board has ten directors. Director Class I has three members, Director Class II has five members, and Director Class III has two members. Every year, one of the three director “Classes” stands for election by our shareholders to serve for three-year terms and until each such person’s successor has been elected and qualified, or until their resignation, death, or removal. If a person is nominated for a Class that is not customarily elected that year, that person is elected for a term that will expire in the year that her or his Class is customarily elected.
Biographies of the Members of Our Board Members
We provide below a short biography of the directors of First McMinnville.
Name, Age, and Principal Occupation

During the Past Five Years
JOHN GREGORY BROCK is 52 years old. He is a managing member of Apex Construction Services, LLC. Mr. Brock has served as a Director since 1993. He is a member of Director Class II.
ARTHUR J. DYER is 55 years old. He is President of Metal Products Company. Mr. Dyer has served as a Director since 1999. Mr. Dyer is a member of Director Class II.
RUFUS W. GONDER is 52 years old. He is a Certified Public Accountant whose practice is headquartered in McMinnville, Tennessee. Mr. Gonder has served as a Director since 1999. He is a member of Director Class II.
G. B. GREENE is 68 years old. He is the president of Womack Printing Co. Mr. Greene has served as a Director since 1984. He is a member of Director Class II.
ROBERT W. JONES is 78 years old. He is the retired former Chairman of First McMinnville Corporation. Mr. Jones has served as a Director since 1984. He is a member of Director Class II.
C. LEVOY KNOWLES is 53 years old. He is Chairman of First McMinnville and of First National Bank of McMinnville. He is a member of Director Class I. Mr. Knowles is the Chief Executive Officer of Ben Lomand Rural Telephone Cooperative. Mr. Knowles has served as a Director of First McMinnville Corporation since 1999.
J. DOUGLAS MILNER is 59 years old. He is the President of Middle Tennessee Dr. Pepper Bottling Company. Mr. Milner has served as a Director since 1995. He is a member of Director Class III.
MARK A. PIRTLE is 55 years old. He operates numerous automobile dealerships in Southern Middle Tennessee. He has served as a Director since 2006. He is a member of Director Class I.
CARL M. STANLEY is 72 years old. He is the Chief Manager of Burroughs-Ross-Colville Company, LLC, a lumber products business, and he was the president of the predecessor of that company. Mr. Stanley has served as a Director since 1984. He is a member of Director Class III.
THOMAS D. VANCE is 53 years old. Mr. Vance has been employed in the financial services industry, primarily with commercial banks, for approximately 25 years. He was hired by the Company and the Bank in 2006 and first elected to their respective boards of directors in that year. He presently serves as the President and Chief Executive Officer of both the Company and the First National Bank of McMinnville. Mr. Vance is a member of Director Class I.
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table provides information, as of July 31, 2007, with respect to the following beneficial owners of the Company’s common stock:
•	Each holder of five percent or more of the Company’s common stock;

•	Each director of the Company, each of whom is also a director of First National Bank; and
•	All Company executive officers and directors as a group.
We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Exchange Act, which state that a person may be credited with the ownership of common stock:
•	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;
•	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and
•	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

•	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after the record date for the Special Meeting (August 15, 2007), will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

			Pro Forma Percent
	Number of		of Outstanding
	Shares Owned(1) (2)	Right to Acquire	Shares (1)
Name	(#)	(#)	(%)
(A) Mark A. Pirtle 1639 Medical Center Parkway, Suite 200, Murfreesboro, TN 37129	82,739	1,000	7.87

(B) J. G. Brock	4,902	-0-	*

Arthur J. Dyer	412	3,000	*

Rufus W. Gonder	3,512	3,000	*

G. B. Greene	18,538	-0-	1.76

Robert W. Jones	19,492	-0-	1.85

C. Levoy Knowles	2,900	1,000	*

J. Douglas Milner	3,400	-0-	*

	Number of		Pro Forma Percent
	Shares Owned		of Outstanding
	(1) (2)	Right to Acquire	Shares (1)
Name	(#)	(#)	(%)
Mark A. Pirtle	82,739	1,000	7.87

C. M. Stanley	12,900	-0-	1.23

Thomas D. Vance	19	981	*

(C) Directors and Executive Officers as a Group (16 persons)	157,239 (1)	16,461	16.52 (1)
			(Before Reclassification)

			17.87 (1)
			(After Reclassification)
Notes to Preceding Table
(1)	The percentages shown are based on 1,051,524 shares of the common stock actually outstanding at July 31, 2007, plus that number of shares obtainable by each person named within the 60 days next succeeding the record date for the Special Meeting pursuant to the exercise of stock options. Assuming that the reclassification transaction is approved by the shareholders, the number of outstanding shares of common stock is expected to be approximately 971,883. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Exchange Act. Thus, all options exercisable within 60 days next following the Special Meeting are included in such person’s total as if such person had exercised all of her or his respective options at the present date. The table indicates the total number of shares that can be acquired by directors, except that Mr. Vance has the right to acquire a total of 2,981 shares (including the 981 shown in the table) and Mr. Pirtle has the right to acquire a total of 3,000 shares (including the 1,000 shown in the table). Of the shares shown as held by Mr. Jones, 10,262 are held in the name of a trust as to which Mr. Jones has voting and/or dispositive authority. The number of shares and options have been adjusted to reflect the 2-for-1 stock split that became effective in 2003.
(2)	This information has been furnished by the directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each director’s total, and classified as subject to the director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of the Company and have had transactions with the Company in the ordinary course of the Company’s business. All material transactions involving loans and commitments to such persons and businesses have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. The Company relies upon its directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Exchange Act). In the opinion of the board of directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year. Please refer to Note 2 to the Company’s 2006 Consolidated Financial Statements for other information concerning related party transactions. These financial statements were provided to the shareholders in the 2006 Annual Report to Shareholders that was sent to shareholders in connection with the 2007 Annual Meeting of Shareholders and can be obtained from the Company, without charge, by request to the Company as set forth in the section entitled “Shareholder Questions and Availability of Company Information,” which begins on page 76.

SELECTED FINANCIAL DATA (UNAUDITED)
     The following schedule presents the selected historical fiancial data for First McMinnville Corporation for each of the six months ended June 30, 2007 and 2006 and each of the years ended December 31, 2006, 2005, 2004, 2003, and 2002.
FIRST MCMINNVILLE CORPORTION FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and for the		In Thousands, Except Per Share Information
	Six Months
	Ended June 30,		As of and for the Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)
CONSOLIDATED BALANCE SHEETS:
End of period:
Total assets	$326,769	315,412	318,445	317,781	308,534	304,399	304,760
Loans, net	156,034	156,902	160,425	151,750	147,300	146,611	147,673
Securities	139,575	146,889	133,949	153,848	145,325	138,856	138,856
Deposits	244,381	240,858	239,231	239,088	226,588	224,221	229,264
Stockholders’ equity	55,045	52,264	53,823	51,217	50,079	47,960	45,398

CONSOLIDATED STATEMENTS OF EARNINGS:
Interest income	$9,062	8,325	17,301	15,448	15,013	15,866	17,574
Interest expense	4,278	3,453	7,489	5,322	4,282	4,771	6,208

Net interest income	4,784	4,872	9,812	10,126	10,731	11,095	11,366

Reduction (provision) for possible loan losses	—	—	—	87	—	(59)	(180)

Net interest income after provision for possible loan losses	4,784	4,872	9,812	10,213	10,731	11,036	11,186
Non-interest income	358	334	715	815	727	828	665
Non-interest expense	2,532	2,324	4,839	4,684	4,743	4,796	4,509

Earnings before income taxes	2,610	2,882	5,688	6,344	6,715	7,068	7,342

Income tax benefit (expense)	(778)	(886)	(1,745)	(1,951)	(2,065)	(2,169)	(2,298)

Net earnings	$1,832	1,996	3,943	4,393	4,650	4,899	5,044

Comprehensive earnings	$1,215	1,673	4,455	3,505	4,130	4,293	5,758

PER SHARE DATA (1):
Basic earnings per common share	$1.76	1.94	3.83	4.24	4.46	4.70	4.85

Diluted earnings per common share	$1.75	1.90	3.78	4.16	4.38	4.63	4.80

Cash dividends per share	$0.50	0.43	1.75	1.75	1.75	1.70	1.60

Book value per share, end of year (period)	$52.39	50.87	52.15	49.70	48.11	45.96	43.59

RATIOS:
Return on average stockholders’ equity	6.63%	7.49%	7.47%	8.59%	9.40%	10.38%	11.51%

Return on average assets	1.14%	1.26%	1.24%	1.42%	1.50%	1.59%	1.73%

Average stockholders’ equity to average assets	17.20%	16.82%	16.63%	16.59%	15.95%	15.32%	14.99%

(1)	In December, 2002, the Company’s Board of Directors declared a two-for-one stock split effective February 1, 2003. All data with respect to per share information for the prior year has been retroactively adjusted to reflect this transaction.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
     The summary pro forma balance sheet data is based on historical data as of June 30, 2007, adjusted to give effect to the conversion of 79,641 shares of common stock (which constitute the shares held by those holders of shares of common stock who own fewer than 700 shares of common stock) into Class SD stock in the reclassification transaction. The number of shares of common stock convertible into shares of Class SD stock may change subsequent to June 30, 2007, but the number of shares is not expected to change materially. The pro forma balance sheet data is based on the assumption that an aggregate of 79,641 shares of common stock will be converted into an equal number of shares of Class SD stock and that expenses of $108,000 ($67,000 net of tax) will be incurred in the reclassification transaction. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash. We have not adjusted the pro forma income statement data for the effects of the anticipated cost savings estimated at $327,500 per year that we expect as a result of the transaction, since the most significant expense relates to implementation of Section 404 of the Sarbanes-Oxley Act of 2002. The expense of the current filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements required by Regulation 14A and current reports on Form 8-K are not material for financial statement purposes.
     The following summary unaudited consolidated financial information gives effect to the reclassification transaction as if it had occurred on January 1, 2007 for the six months ended June 30, 2007 information and January 1, 2006 for the year ended December 31, 2006 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

FIRST MCMINNVILLE CORPORATION
Consolidated Pro Forma Balance Sheet
June 30, 2007
In Thousands

		Pro Forma Adjustments
	June 30,
	2007	Debit		Credit		Pro Forma
ASSETS

Loans, net of allowance for loan losses of $1,836,000	$156,034					$156,034
Securities:
Held-to-maturity, at cost (market value $41,624,000)	41,498					41,498
Available-for-sale, at market (amortized cost $100,285,000)	98,077					98,077

Total securities	139,575					139,575

Federal funds sold	17,000					17,000
Interest-bearing deposits in financial institutions	45					45
Restricted equity securities	1,454					1,454

Total earning assets	314,108					314,108

Cash and due from banks	7,358			67	(2)	7,291
Premises and equipment, net	1,615					1,615
Accrued interest receivable	2,191					2,191
Deferred tax asset, net	788					788
Foreclosed assets	93					93
Other assets	616					616

Total Assets	$326,769					$326,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$244,381					$244,381
Securities sold under repurchase agreements	24,254					24,254
Advances from Federal Home Loan Bank	1,000					1,000
Accrued interest and other liabilities	2,089					2,089

Total liabilities	271,724					271,724

Stockholders’ equity:
Common stock, no par value, authorized 5,000,000 shares, 1,263,691 shares issued and outstanding prior to reclassification (proforma 1,186,618 shares)	4,625	264	(1)			4,361
Class SD common stock, no par value, authorized 200,000 shares, issued 77,073	—			264	(1)	264
Additional paid-in capital	61					61
Retained earnings	57,065	67	(2)			56,998
Net unrealized losses on available-for-sale securities, net of income taxes of $846,000	(1,362)					(1,362)

	60,389					60,322
Less cost of treasury stock of 213,015	(5,344)					(5,344)

Total stockholders’ equity	55,045					54,978

Total liabilities and stockholders’ equity	$326,769					$326,702

(1) To record the reclassification of Class SD stock.
(2) To record expenses of reclassification of $108,000, net of taxes of $41,000.

Book value Per Common, Class SD stock	$52.39					$52.33

Capital Ratios:
Total Risk-Based Capital	32.82%					32.78%
Tier 1 Risk-Based Capital	31.78%					31.74%
Leverage Ratio	17.46%					17.44%

FIRST MCMINNVILLE CORPORATION
Consolidated Pro Forma Statement of Earnings
For The Six Months Ended June 30, 2007
In Thousands — Except Per Share Data

	Six
	Months
	Ended	Pro Forma Adjustments
	June 30,
	2007	Debit	Credit	Pro Forma
Interest income:
Interest and fees on loans	$5,818			$5,818
Interest and dividends on securities:
Taxable securities	2,057			2,057
Tax exempt from Federal income taxes	763			763
Interest on Federal funds sold	423			423
Interest on interest-bearing deposits in other banks and other interest	1			1

Total interest income	9,062			9,062

Interest expense:
Interest on negotiable order of withdrawal accounts	137			137
Interest on money market demand and savings accounts	304			304
Interest on certificates of deposit	3,472			3,472
Interest on securities sold under repurchase agreements	337			337
Interest on advances from Federal Home Loan Bank	28			28

Total interest expense	4,278			4,278

Net interest income	4,784			4,784

Provision for loan losses	—			—

Net interest income after provision for loan losses	4,784			4,784

Non-interest income	358			358

Non-interest expense	2,532			2,532

Earnings before income taxes	2,610			2,610

Income taxes	778			778

Net earnings	$1,832			$1,832

Basic earnings per common Class SD	$1.76			$1.76

Diluted earnings per common Class SD	$1.75			$1.75

Dividends per share:
Common shares	$0.50			$0.50

Class SD shares	$—			$0.54

(1)	The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

FIRST MCMINNVILLE CORPORATION
Consolidated Pro Forma Statement of Earnings
For The Year Ended December 31, 2006
In Thousands — Except Per Share Data

	Year
	Ended	Pro Forma Adjustments
	December 31,
	2006	Debit	Credit	Pro Forma
Interest income:
Interest and fees on loans	$11,382			$11,382
Interest and dividends on securities:
Taxable securities	4,316			4,316
Tax exempt from Federal income taxes	1,332			1,332
Interest on Federal funds sold	189			189
Interest on interest-bearing deposits in other banks and other interest	2			2
Interest and dividends on restricted equity securities	80			80

Total interest income	17,301			17,301

Interest expense:
Interest on negotiable order of withdrawal accounts	273			273
Interest on money market demand and savings accounts	624			624
Interest on certificates of deposit	6,022			6,022
Interest on securities sold under repurchase agreements	514			514
Interest on advances from Federal Home Loan Bank	56			56

Total interest expense	7,489			7,489

Net interest income	9,812			9,812

Provision for loan losses	—			—

Net interest income after provision for loan losses	9,812			9,812

Non-interest income	715			715

Non-interest expense	4,839			4,839

Earnings before income taxes	5,688			5,688

Income taxes	1,745			1,745

Net earnings	$3,943			$3,943

Basic earnings per common Class SD	$3.83			$3.83

Diluted earnings per common Class SD	$3.78			$3.78

Dividends per share:
Common shares	$1.75			$1.75

Class SD shares	$—			$1.87

(1)	The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

MARKET PRICE OF FIRST MCMINNVILLE CORPORATION
COMMON STOCK AND DIVIDEND INFORMATION
Market for Common Stock
There is no established public trading market for the Company’s common stock. Management, however, believes that Middle Tennessee is the principal market area for the common stock. The following table sets forth the high and low sales prices per share of the common stock for each quarter of fiscal 2006 and 2005, and for the first six months of 2007. During 2006 the Company redeemed 6,249 shares of its common stock with a view toward providing some liquidity in the stock. During 2007, the Company has redeemed 1,326 shares. Customarily, the Company will pay the book value (as calculated by the Company) per share as of the most recent month-end to redeem shares. Certain of the other information included below has been reported to the Company by certain selling or purchasing shareholders in privately negotiated transactions during the periods indicated. Although management believes that the information supplied by purchasers and sellers concerning their respective transactions is generally reliable, it has not been verified. Such information may not include all transactions in the Company’s common stock for the respective periods shown, and it is possible that transactions occurred during the periods reflected or discussed at prices higher or lower than the prices set forth below. Bid price information for the Company’s common stock is not available. Certain of the transactions involved, or may have involved, the Company or its principals.

	Common Stock
	High	Low
Calendar Quarter	($)	($)
2007
First Quarter	53.17	52.82
Second Quarter	54.01	53.60
2006
First Quarter	75.00	50.81
Second Quarter	53.00	51.85
Third Quarter	75.00	52.41
Fourth Quarter	65.00	53.36

	High	Low
	($)	($)
2005
First Quarter	80.00	48.75
Second Quarter	58.00	49.47
Third Quarter	68.00	50.00
Fourth Quarter	52.00	50.45

The most recent trades reported to management prior to July 31, 2007, a convenient cut-off date for the preparation of this proxy statement, occurred at an estimated $54.01 per share for 2,414 shares on July 9, 2007, while 300 shares sold for $56.00 per share on June 19, 2007. Because there are so few trades in the Company’s common stock, and because there is no established public trading market for the Company’s common stock, and because the Company and those closely affiliated with the Company may be involved in particular transactions, the prices shown above may not necessarily be indicative of the fair market value of the common stock or of the prices at which the Company’s common stock would trade if there were an established public trading market. Intra-family trades may also skew prices. Accordingly, there can be no assurance that the common stock will subsequently be purchased or sold at prices comparable to the prices set forth above.
Dividends
The payment of dividends is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on cash dividends paid to us by First National Bank of McMinnville. The ability of First National Bank to pay dividends to us is restricted by applicable regulatory requirements. Our board of directors has declared and the Company has paid an ordinary dividend of $1.75 per share during each of the last three years. Although we presently expect to continue our customary ordinary dividend payout, no assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods. The board has never declared a “extraordinary dividend,” which would be one not based on earnings (or projected earnings) for a particular year, but it could elect to do so.
Securities Authorized for Issuance Under Equity Compensation Plans
In 1997, our shareholders approved the First McMinnville 1997 Stock Option Plan (the “Plan”). The Plan expired in April of 2007, so no new options can be issued under that Plan. However, options to purchase 33,371 shares of the common stock remain outstanding and can be exercised at prices ranging from $29.08 (for options issued in 1997) to $52.75 (for options issued in 2006). The options will not be affected by the reclassification and will continue to be exercisable for shares of our existing class of common stock (not for shares of Class SD common stock).
Prior Public Offerings and Stock Repurchases
We have not made an underwritten public offering of our common stock during the past three years. We have made no purchases of shares of our common stock during the past two years except as previously reported in our filings on Form 10-K and Form 10-Q, except that the Company repurchased shares of our ordinary common stock from unaffiliated shareholders in the second quarter of 2007 as follows:

Date	Number of Shares	Price per Share
April 3, 2007	88	$53.60

April 13, 2007	484	$53.60
We have historically repurchased shares offered to First McMinnville in non-solicited transactions at a price equal to trailing month-end book value. During 2007, we have repurchased 1,326 shares from unaffiliated shareholders at an average weighted price of $53.16 per share. No repurchases have been made in the 60 days immediately preceding the date that this proxy statement was mailed to shareholders.
OTHER MATTERS
Reports, Opinions, Appraisals and Negotiations
We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.
Forward Looking Statements
Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.
We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.

Shareholder Questions and Availability of Company Information
If you have any questions about the Annual Meeting or the procedure for granting, voting or revoking your proxy, you should contact:
Investor Services — Ask for Mr. Tom Vance or Ms. Cindy Swann.
First McMinnville Corporation
200 East Main Street
McMinnville, Tennessee 37110
Shareholders, Banks and Brokers (call collect): (931) 473-4402
If you need additional copies of this proxy statement or voting materials, please contact First McMinnville Corporation’s Investor Services Department as described above. Also, shareholders may request a free copy of our 2006 Annual Report on Form 10-K, which was filed with the SEC on March 30, 2007, from Investor Services Department at the above address. The Company will also furnish shareholders any exhibit to the Form 10-K for 2006 if specifically requested. A copy of or links to the report are posted on the Company’s website at http://www.fnbmt.com.
Certain other records of our Company are available for inspection and copying by our shareholders during regular business hours at the Company’s Main Office located at 200 East Main Street, McMinnville, Tennessee 37110. To make sure that someone is available to help you, please make an appointment with Ms. Cindy Swann, who works with Investor Services, by calling her at (931) 473-4402. Records available for inspection include our charter, our bylaws, our Audit Committee Charter, and our Code of Ethics. Links to the filings of our directors and officers under Section 16 of the Exchange Act, and much of this other information are also available on the Company’s website at http://www.fnbmt.com.
Where You Can Find More Information
     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC’s Internet Website (http://www.sec.gov).
Information Incorporated by Reference
In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2006, including audited financial information;
•	our proxy statement filed in connection with the 2007 Annual Meeting of Shareholders; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

We have supplied all information contained in or incorporated by reference in this document relating to First McMinnville, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110 Attention: Thomas D. Vance, President.

APPENDIX A
ARTICLES OF AMENDMENT TO THE CHARTER OF
FIRST MCMINNVILLE CORPORATION

ARTICLES OF AMENDMENT TO THE CHARTER
OF FIRST MCMINNVILLE CORPORATION
     Adopted in accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:
     FIRST. Name. The name of the corporation (the “Corporation”) is First McMinnville Corporation.
     SECOND. Charter Amendment. The charter of the Corporation is hereby amended by deleting Section 6 in its entirety and inserting in lieu thereof:
     6 Common Stock. The Corporation is authorized to issue 5,000,000 million shares of its common stock in one or more classes and series.
     6.1 Characteristics of the common stock. At least one class or series of the common stock shall have unlimited voting rights and at least one class or series of the common stock shall be entitled to share equally in any net assets of the Corporation received upon liquidation. The classes or series of the common stock entitled to unlimited voting rights and to liquidation rights need not be the same classes or series. Said common stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Tennessee. The excess of any purchase price for a share of common stock over the par value shall be deemed to be paid in surplus. Shares issued that are issued without a specific resolution providing for their terms, rights and preferences shall be deemed to be ordinary common stock with unlimited voting, distribution and liquidation rights. Each share of ordinary common stock shall have one vote in all matters, without preemptive rights and without the right to cumulate shares in any election of directors (or for any other purpose). Shares of ordinary common stock shall have no par value.
     6.2 The board of directors is expressly authorized at any time and from time to time to provide for the issuance of shares of the common stock in one or more classes and series with different characteristics and rights. Shares may have different voting rights (or they may have limited or no voting rights), different conversion rights (or no conversion rights), different dividend priorities (or no dividend priorities or no entitlement to dividends), different liquidation priorities (or no liquidation priorities), different redemption rights or call provisions (or no redemption rights), and possess such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as the board shall specify. Such rights, powers, designations, preferences and other characteristics shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the board of directors.
     6.3 Unless otherwise provided in this charter or by the board of directors in its authorizing resolution, (a) all shares of a particular class or series of the Corporation’s common stock shall be of equal rank and shall be identical, and each share of a class or series shall be identical in all respects with the other shares of the same class or series, except in the case of securities as to which dividends are cumulative, the date from which dividends thereon shall accumulate; and (b) the following shall apply:

          (i) If no series is designated as to the issuance of any particular class of shares, such shares shall be deemed to be equal to each other in voting, dividend and liquidation rights, and in all other respects with shares of the same category of Corporation securities (that is, shares of common stock of a particular class or series shall be equal to other shares of common stock of the same class or series);
          (ii) Except as priority may be otherwise determined by the board of directors as to any classes or series of securities, shares of any class or series of common stock, as the case may be, may have rights superior to shares of other classes or series of the common stock in the receipt of assets of the Corporation upon any liquidation, dissolution or winding up of the affairs of the Corporation, to the extent of the redemption value (or, if no redemption value is specified, to the extent of the par or stated value of each share) together with accrued but unpaid and enforceable dividends on such shares);
          (iii) Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation; and
          (iv) Unless otherwise determined by the board of directors, shares need not have a par value.
     6.4 It is intended that the power of the board of directors to fix the terms of each class and series of common stock issued under this charter shall be as broad as legally permissible so long as not exercised illegally or in bad faith.
     6.5 Any class or series of common stock may be granted the right to cumulate its votes in the election of directors. Each share of any class or series of common stock shall have one vote per share, unless the board’s resolution authorizing such class otherwise provides. Shares of any class may be entitled to more than one vote, as well as to no vote, or the right to vote only on limited matters (such as mergers, share exchanges, sales of all or substantially all of the Corporation’s assets, and voluntary liquidations), to the extent permitted by law and as specified in the resolution of the board of directors authorizing the same. However, cumulative voting is not permitted unless expressly stated in the designation of preferences for a particular class or series of shares of common stock.
     6.6 Except as expressly specified by the board of directors before issuance, no holder of shares of any class or series of securities of the Corporation shall have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of other securities of the same or any other class or series, whether now or hereafter authorized, whether or not convertible into shares of stock of the Corporation. The board of directors may, by resolution, provide that any outstanding class or series of the Corporation’s common stock have preemptive rights as to any class of securities then proposed to be issued, which resolution shall be limited to such proposed issue.

     6.7 Shares of ordinary common stock shall vote together, and not as a separate class, with shares of all other classes of common stock hereafter issued and outstanding and having the right to vote with respect to a particular matter, unless otherwise determined as to such new class or classes of common stock hereafter authorized.
     6.8 Shares of ordinary common stock have no preference with respect to the payment of dividends, distributions, or liquidations over shares in any other class or series of common stock, but shall have rights to dividends, distributions and liquidations equal to all other classes or series of common stock, unless otherwise provided in this charter or by board resolution authorizing such new class or series. Dividends with respect to shares of ordinary common stock are not fixed, not guaranteed, and not cumulative. Shares of ordinary common stock do not have any right of mandatory redemption or the establishment or funding of any sinking fund (or similar arrangement). In the event of a liquidation and winding up of the affairs of the Corporation, each share of ordinary common stock shall participate in the assets of the Corporation legally available for distribution to holders of ordinary common stock. Any such liquidation payment would be subject to the terms and conditions of any Corporation securities of a superior right and limited to the extent of the assets of the Corporation legally available to shares of ordinary common stock. Liquidations are not guaranteed and are subject to assets legally available for distribution, debts of the Corporation, and other classes of stock (if any) that might be issued in the future with superior or parity rights. Shares of ordinary common stock shall not have conversion features.
     6.9 Shares of ordinary common stock are expressly made subject to the future issuance of shares of different classes and series of the Corporation’s securities that could be superior or equal to shares of ordinary common stock in any or all respects.
     6.10 Designation and Description of the Rights and Preferences of Class SD common stock. The Corporation is hereby authorized to issue a class of common stock to be known as “Class SD common stock.” The rights and preferences of Class SD common stock are as follows:
     6.10.1 Shares of Class SD shall be shares of a separate class of common stock from the Corporation’s ordinary common stock.
     6.10.2 The Corporation is authorized to issue Two Hundred Thousand (200,000) shares of Class SD.
     6.10.3 Shares of Class SD shall have a par value of $1.00 per share.
     6.10.4 Shares of Class SD shall have the right to vote only in the following instance(s): (a) in the event of a proposed Change of Control Transaction and (b) as otherwise expressly required by Tennessee law. As used in this charter, the term “Change of Control Transaction” means any merger or share exchange on which shareholders must vote (or are granted the right to vote) pursuant to Tenn. Code Ann. § 48-21-101, et seq., any liquidation of the Corporation on which shareholders must vote (or are granted the right to vote) pursuant to Tenn. Code Ann. § 48-24-101, et seq., any sale of all or substantially all of the Corporation’s assets, in one or in a series of related transactions, on which shareholders must vote (or are granted the right to vote) pursuant to Tenn. Code Ann. § 48-21-101, et seq., and any transaction giving rise to the right to dissent pursuant to Tenn. Code Ann. § 48-23-101, et seq.
     6.10.5 In those instances in which shares of Class SD common stock are entitled to vote, (a) each share shall be entitled to one vote, (b) unless otherwise required by law, shares of Class SD shall vote together, and not as a separate class, with shares of the Corporation’s ordinary common stock, and (c) unless otherwise required by law or by the resolution authorizing classes other than the Corporation’s ordinary common stock, shares of Class SD shall vote together, and not as a separate class, with shares of all other classes of common stock hereafter issued and outstanding. Cumulative voting is not permitted with respect to shares of Class SD.
     6.10.6 Shares of Class SD common stock shall have the right to convert to shares of the ordinary common stock to the extent that a tender offer is made solely for shares of the Corporation’s ordinary common stock, unless otherwise determined by the Corporation’s board of directors as follows: conversion shall be allowed (a) only to the extent necessary to permit shares of Class SD to participate in such a tender offer and (b) to facilitate the conversion and sale of shares held by the largest number of holders of Class SD common stock in order to reduce, to the extent practicable, the greatest possible number of converting and tendering holders without increasing the number of holders of the Corporation’s ordinary common stock. Such conversion shall be on the basis one share of ordinary common stock for one share of Class SD, at the time that a tender offer transaction is consummated. Shares of Class SD common stock that have been granted the right to convert but are not sold in the tender offer shall be deemed not to have been converted and shall continue in all respects as shares of Class SD as if no conversion had been permitted. The board of directors shall have great latitude to determine if and when shares of Class SD should be convertible. In the event of conversion, the board of directors shall act by resolution and shall make appropriate provision for the issuance of the necessary number of additional shares of the Corporation’s ordinary common stock, assuming such shares are already authorized but unissued. The board shall have no obligation to obtain the authorization of new shares of ordinary common to permit conversion of shares of Class SD into ordinary common.
     6.10.7 Shares of Class SD common stock have a preference in the payment of Ordinary Dividends over shares of the ordinary common stock so long as any shares of Class SD or the ordinary common stock are issued and outstanding.
     (a) If and when the board of directors declares and pays an “Ordinary Dividend” on shares of the ordinary common stock, it must also declare and pay a dividend on the shares of Class SD equal to 107% of the per-share Ordinary Dividend paid with respect to a share of ordinary common stock. However, Ordinary Dividends can be paid on Class SD shares without paying dividends on ordinary common stock. If an Extraordinary Dividend is declared and paid with respect to shares of ordinary common, at least the same amount per share must be paid on each outstanding share of Class SD as the amount paid per share with respect to each share of the ordinary common stock. For the purposes of shares of Class SD common stock, an “Extraordinary Dividend” is (a) any cash dividend that exceeds the average of the Corporation’s net income per share for the preceding three years, or

(b) any stock dividend or stock split; and an “Ordinary Dividend” is any dividend that is not an “Extraordinary Dividend.” Any distribution of property other than money shall be treated as an Extraordinary Dividend. If a stock dividend or stock split with respect to shares of the ordinary common stock is paid, then the mandatory equalizing Extraordinary Dividend on shares of Class SD shall be paid or effected proportionately in shares of Class SD (not in shares of the ordinary common stock). Shares of Class SD are entitled only to parity with, and not to a premium over, shares of the ordinary common stock with respect to Extraordinary Dividends.
     (b) Shares of Class SD shall not have a liquidation preference over shares of the Corporation’s ordinary common stock.
     (c) Dividends are not fixed, not guaranteed, and not cumulative with respect to shares of Class SD common stock.
     (d) Shares of Class SD common stock do not have any right of mandatory redemption or “put” back to the Corporation, or any right to require the establishment or funding of any sinking fund (or similar arrangement).
     6.10.8 Shares of Class SD common stock are expressly made subject to the future issuance of shares of securities or debt instruments that could be superior or equal to shares of Class SD in any or all respects. Shares of ordinary common stock shall not be superior or equal to shares of Class SD with respect to Ordinary Dividends.
     6.10.9 Shares of Class SD common stock shall not have preemptive rights.
     THIRD. Reclassification of Common Stock.
     (1) Upon the filing of these Articles of Amendment, each share of common stock outstanding immediately prior to such filing owned by a shareholder of record who owns fewer than 700 shares of such common stock as of the Company’s close of business on September 10, 2007, shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Class SD common stock, on the basis of one share of Class SD common stock for each share of common stock so reclassified, which shares of Class SD common stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.
     (2) Each share of common stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who owns 700 or more shares of such common stock as of the Company’s close of business on September 10, 2007, shall not be reclassified and shall continue in existence as a share of ordinary common stock.

     FOURTH. Adoption. These Articles of Amendment were adopted by the board of directors of the Corporation on April 10, 2007 and by the shareholders of the Corporation on ___, 2007.

FIRST MCMINNVILLE CORPORATION
By:
Thomas D. Vance, President

APPENDIX B
TENNESSEE DISSENTER’S RIGHTS STATUTES

APPENDIX B
TENNESSEE DISSENTER’S RIGHTS STATUTES
48-23-101. Chapter definitions. — As used in this chapter, unless the context otherwise requires:
     (a) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
     (b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
     (c) “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;
     (d) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
     (e) “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder’s right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
     (f) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
     (g) “Shareholder” means the record shareholder or the beneficial shareholder.
48-23-102. Right to dissent.
     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:
          (1) Consummation of a plan of merger to which the corporation is a party:
               (A) If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or
               (B) If the corporation is a subsidiary that is merged with its parent under § 48-21-105;
          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;
          (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter’s shares because it:
               (A) Alters or abolishes a preferential right of the shares;
               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
               (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104; or
          (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
          (6) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
     (7) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters’ rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.
48-23-103. Dissent by nominees and beneficial owners.
     (a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters’ rights as to shares of any one (1) or more classes held on the beneficial shareholder’s behalf only if the beneficial shareholder:

          (1) Submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
          (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.
48-23-201. Notice of dissenters’ rights.
     (a) If proposed corporate action creating dissenters’ rights under § 48-23-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.
     (b) If corporate action creating dissenters’ rights under § 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in § 48-23-203.
     (c) A corporation’s failure to give notice pursuant to this section will not invalidate the corporate action.
48-23-202. Notice of intent to demand payment.
     (a) If proposed corporate action creating dissenters’ rights under § 48-23-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must:
          (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated; and
          (2) Not vote the shareholder’s shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by § 48-23-201.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder’s shares under this chapter.
48-23-203. Dissenters’ notice.
     (a) If proposed corporate action creating dissenters’ rights under § 48-23-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of § 48-23-202.
     (b) The dissenters’ notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person asserting dissenters’ rights acquired beneficial ownership of the shares before that date;
          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
          (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.
48-23-204. Duty to demand payment.
     (a) A shareholder sent a dissenters’ notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to § 48-23-203(b)(3), and deposit the shareholder’s certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter.
     (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.
48-23-205. Share restrictions.
     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.
     (b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
48-23-206. Payment.
     (a) Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter’s shares, plus accrued interest.
     (b) The payment must be accompanied by:

          (1) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
          (2) A statement of the corporation’s estimate of the fair value of the shares;
          (3) An explanation of how the interest was calculated;
          (4) A statement of the dissenter’s right to demand payment under § 48-23-209; and
          (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203.
48-23-207. Failure to take action.
     (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters’ rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters’ notice under § 48-23-203 and repeat the payment demand procedure.
48-23-208. After-acquired shares.
     (a) A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under § 48-23-209.
48-23-209. Procedure if shareholder dissatisfied with payment or offer.
     (a) A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment under § 48-23-206), or reject the corporation’s offer under § 48-23-208 and demand payment of the fair value of the dissenter’s shares and interest due, if:
     (1) The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or
     (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
     (b) A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter’s shares.
48-23-301. Court action.
     (a) If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (e) Each dissenter made a party to the proceeding is entitled to judgment:
          (1) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or
          (2) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under § 48-23-208.
48-23-302. Court costs and counsel fees.
     (a) The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:
          (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or
          (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
          (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

DEFINITIVE PROXY STATEMENT
PLEASE EXECUTE THIS PROXY AND RETURN IT IMMEDIATELY.
PROXY
FIRST MCMINNVILLE CORPORATION
FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 25, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
The undersigned holder of shares of the ordinary common stock, no par value per share (“Common Stock”) of FIRST MCMINNVILLE CORPORATION (“Company”) hereby appoints C. Levoy Knowles, Carl M. Stanley, and Thomas D. Vance, each with full power to appoint his substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held in the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, September 25, 2007 (“Meeting”) at 5:30 p.m. local time in McMinnville, Tennessee (Central Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Special Meeting is August 15, 2007.
1.
To amend our charter to provide that our currently authorized 5,000,000 shares of ordinary common stock can be issued by the board of directors in one or more classes and series, with or without par value, and with different voting, dividend, distribution, liquidation, and other rights and preferences.

FOR	☐	AGAINST	☐	ABSTAIN	☐
2.
To amend our charter to authorize and issue up to 200,000 shares of Class SD common stock that will have limited voting rights but a superior ordinary dividend preference of 7% over the existing class of ordinary common stock and parity on extraordinary dividends, all as provided in the proposed charter amendment.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.
To approve the reclassification of shares of the Company’s ordinary common stock held by shareholders who own of record, as of the close of the Company’s business on the cut-off date of September 10, 2007, fewer than 700 shares of ordinary common stock into shares of Class SD Common Stock on the basis of one share of Class SD for each share of ordinary common stock. The purpose of this reclassification is to enable the Company to discontinue the registration of our ordinary common stock under the Securities Exchange Act of 1934, as amended.

FOR	☐	AGAINST	☐	ABSTAIN	☐
(Continued on back side of this page — Please date and sign this proxy on the back of this sheet.)

DEFINITIVE PROXY STATEMENT
4.
For approval of the proposal to authorize management to adjourn the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve the charter amendments and the reclassification of the specified shares of ordinary common stock into shares of Class SD Common Stock.

FOR	☐	AGAINST	☐	ABSTAIN	☐
5.	In their discretion, the proxies named herein are authorized to vote upon such other business as properly may come before the meeting.

This proxy when properly executed will be voted in the manner directed above by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4.
The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date:	, 2007

Signature

Date:	, 2007
Signature, if held jointly
I plan to attend: ☐